UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended: December 31, 2025

McQueen Labs Series, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

261 NE 61st St.,

Miami, Florida 33137

Phone: (786) 440-8532

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

5500	99-3270325
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Part II.

Unless the context otherwise indicates, when used in this Annual Report on Form 1-K (this “Annual Report”), the terms “the Company,” “we,” “us,” “our” and similar terms refer to McQueen Labs Series, LLC, a Delaware Series Limited Liability Company. We use a twelve-month fiscal year ending on December 31st. In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on March 31st, June 30th, September 30th, and December 31st, respectively.

The information contained on, or accessible through, our website at www.mcqmarkets.com are not part of, and are not incorporated by reference in, this Annual Report.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Annual Report. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Annual Report, whether as a result of new information, future events or otherwise.

You should read thoroughly this Annual Report and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this Annual Report. Other sections of this Annual Report include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this Annual Report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

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Item 1. Business

Our Company

We were formed as a Delaware Series Limited Liability Company on April 11, 2024. The Company has been formed to facilitate investment in Automobiles, Art Pieces and Collectibles that will be either owned by an individual series of the Company or a wholly owned subsidiary of the individual series, which will be a Montana limited liability company. The Company’s core business is the identification, acquisition, marketing and management of Automobiles, Art Pieces and Collectibles for the benefit of the investors, which will be held in either a separate series of the Company or a wholly owned subsidiary of the individual series, which will be a Montana limited liability company. We intend to use the proceeds from each of the series offerings to (i) either (a) pay the cash purchase price for the applicable Underlying Asset to the seller of the Underlying Asset as part of the purchase price for the Underlying Asset as further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report or (b) purchase the subsidiary that owns the Underlying Asset or repay the promissory note issued as payment for such subsidiary as further discussed in detail under the heading “Membership Interest Purchase Agreement” on page 11 of this Annual Report; (ii) to repay any Third-Party Amount associated with the Underlying Asset; (iii) to pay the Acquisition Costs; (iv) pay the Acquisition Fee, (v) repay the Advance, if applicable and (vi) pay the Rialto Fee. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset, in which case, a portion of the use of proceeds of the applicable series offering will be used to pay the structuring and transfer costs associated with the subsidiary, these costs will be included in Acquisition Costs. If the Underlying Asset to be purchased by the applicable series carries a Third-Party Cost, then the Third-Party Amount will be paid first out of the proceeds of the applicable series offering. After the Closing of a purchase of an Underlying Asset or a subsidiary that owns the Underlying Asset by a series, if the seller obtains a certain ownership of Class A Units of the applicable series (greater than 25%) at the closing of the purchase of the applicable Underlying Asset, the seller will hold a Class B Unit of that series and upon closing of a series offering, will hold a portion of the issued and outstanding Class A Units of such series and may have the right to designate a person to become one of the managers on the board of managers of that series. There may be instances where a series or a wholly owned subsidiary of the series will acquire an Underlying Asset, or a subsidiary that owns the Underlying Asset, solely in exchange for a cash payment using the proceeds of the applicable series offering, in which case there will be no Class B Unit of such series issued and the seller will not be issued any Class A Units of such series. There may be instances where, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series. Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks. See the section entitled “Risk Factors” – “Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks” on page 34 of this Annual Report for more information.

The Company is owned and managed by McQueen Labs Inc., a Delaware corporation (the “Manager”). Each series will be managed by a board of managers for such series (the “Board of Managers”). The Underlying Assets of each series, as well as the day-to-day operations of each series will be managed by the Administrator. The initial Administrator of each series will be McQueen Labs Inc., but may be changed in accordance with the terms of the Company’s Operating Agreement.

We will seek to acquire an Underlying Asset for each series of the Company in privately negotiated transactions from a private seller, at an auction, or through other dealers. The applicable series, or a wholly owned subsidiary of such series will purchase the Underlying Asset or a subsidiary that owns the Underlying Asset. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset. In a series offering with an applicable Minimum Offering Amount, no closing will occur prior to the minimum offering amount of such applicable series offering being raised and the acquisition by such series of the relevant Underlying Asset, or the Subsidiary that owns the Underlying Asset, will occur simultaneously with, or immediately prior to, the closing of the applicable series offering. In a series offering without a Minimum Offering Amount, the acquisition by such series of the relevant Underlying Asset, or the Subsidiary that owns the Underlying Asset, will occur simultaneously with, or immediately prior to, the final closing of the applicable series offering.

The Company also plans for series to purchase Automobiles where the series would raise funds in order to purchase the Automobile as well as restore it. Accordingly, a part of the use of proceeds of such series would be for use in restoring the Automobile.

We do not expect to generate any material amount of revenues or cash flow from the Underlying Asset held by any series, or a subsidiary of that series, unless and until the Underlying Asset of such series is sold and no profits will be realized by investors unless they are able to sell their Class A Units of the series or the Underlying Asset of the series is sold. We will be reliant on the Administrator for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Underlying Asset of each series and the costs of each of the series offerings, except for those cost and expenses for which the applicable series seller may be responsible for with regard to the applicable Underlying Asset.

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Our Series LLC Structure

Most Underlying Assets that we acquire will be owned by either a separate series of the Company or a wholly owned subsidiary of the individual series, which will be a Montana limited liability company. The applicable series, or a wholly owned subsidiary of such series will purchase the Underlying Asset or a subsidiary that owns the Underlying Asset. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset. In the future a Series, or its subsidiary, may own more than one Underlying Asset. Each series, or its subsidiary, will hold title to the specific Underlying Asset that it acquires.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. This means that a creditor of the Company would only be entitled to recover against assets attributed and credited to the specific series of the Company to which the obligation is attributed.

The Class A Units represent an investment solely in a particular series and, thus, indirectly in the Underlying Assets beneficially owned by that series, or a subsidiary of that series. The Class A Units do not represent a general investment in our Company. We do not anticipate that any series of the Company will beneficially own any material assets other than the single Underlying Asset associated with such series or commercial obligations following the final closing of a series offering other than obligations arising pursuant to the Operating Agreement and potential contractual obligations associated with an eventual sale of the Underlying Assets.

Investors will have no voting rights. The Manager of the Company and the Board of Manager of each Series, accordingly, maintain control over the management of the Company, each series and the Underlying Assets. Furthermore, because the Class A units of a series do not constitute an investment in the Company as a whole, holders of the Class A Units are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other series. In addition, the economic interest of a holder of Class A Units in a Series will not be identical to owning a direct undivided interest in an Underlying Asset because, among other things, a series will be required to pay corporate taxes and administrative fees before distributions are made to the holders of Class A Units of a series. The Class A Units of each series being offered will represent in the aggregate 100% of the members’ capital accounts of each series and an 80% interest in the profits recognized upon any sale of the Underlying Assets of such series, after deduction of all fees and expenses.

Fees Paid to Our Administrator

Pursuant to the terms of the operating agreement, the Administrator will be paid an initial fee in cash in an amount equal to the total dollar value of the compensation that a seller received for the sale of the Underlying Asset acquired by the applicable series multiplied by 100% minus the percentage received by a seller in Class A Units of the series, plus Acquisition Costs then multiplied by 11% less the Rialto Fee (the “Acquisition Fee”), which Acquisition Fees will be paid from the proceeds of the applicable series offering. If there are not sufficient funds to pay the full Acquisition Fee in cash, the Administrator will have the option to have the remaining balance paid by a number of Class A Units of the applicable series with an equal value to the amount of the Acquisition Fee that remains payable to the Administrator. The Acquisition Fee will be paid upon the completion of the applicable series offering.

Pursuant to the terms of the operating agreement, the Administrator will be paid for each full calendar quarter following the date of the acquisition of the Underlying Asset of the applicable series or the subsidiary that owns the Underlying Asset, and until the sale of such Underlying Asset of the applicable series, Class A Units of the applicable series on a quarterly basis at a rate of 0.375% of the total number of Class A units of the applicable series outstanding as of the last day of such calendar quarter (the “Administrative Fee”), with the Administrative Fee for any fractional quarterly period to be appropriately pro-rated. The Administrative Fee will be payable via the issuance to the Administrator of a number of Class A Units of the applicable series equal to the amount of the Administrative Fee rounded to the nearest whole Class A Unit. As further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report, the Administrative Fee may for a specified term, in part, be paid to the seller of the applicable Underlying Asset of the applicable series. To date, we have waived all payments of the Administrative Fee, however, there can be no assurance that we’ll continue to do so in the future.

The Administrator may determine to sell the Underlying Asset of a series without engaging a third-party intermediary, in which event, it may charge the buyer of the Underlying Asset a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Barret-Jackson or Mecum. These amounts, if any, cannot presently be determined.

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Repayment of Advance

If the Minimum Offering Amount of an applicable series has been raised, or an amount is raised in a series offering with no Minimum Offering Amount, but such amount is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, the Company’s Administrator may agree to advance funds to the series in such amount as to enable it to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series. Any such advance will be interest free and repayable in cash or in Class A Units of the series. The Administrator will be under no obligation to make such an advance. The amount, if any, of the Advance, for any series, will be disclosed on a semi-annual basis on the Company’s filings with the SEC on Form 1-K and 1-SA, respectively, as well as in a Form 1-U upon a closing of the applicable series offering.

When deciding whether to extend an Advance, the Administrator will consider a number of factors including, but not limited to the overall demonstrated interest from investors to date as well as an assessment of any changes in the expected value of the Underlying Asset.

The Automobile Market

The private collector-car market throughout 2025 was substantial and demonstrated a distinct bifurcation, with significant transactions occurring beyond public auctions. In January 2026 alone, private sales continued to rival auction volumes, although broad market signals showed signs of fatigue. This trend persisted through 2024 and into 2025, with private transactions maintaining a significant share of the market. However, by early 2026, the ratio of cars selling above their insured value dropped to 35.2%, a four-year low, indicating a cooling in the mass-market sector. The private market and online platforms are preferred choices for transactions of vehicles priced under $100K, while online auctions now represent approximately 63% of total auction transactions by volume. Notably, high-value cars above $1 million continue to see robust private market activity, with modern exotics being particularly popular.

Live auctions have shown resilience through high-profile, single-owner collections. Mecum Auctions, for instance, reported total sales of $431.4 million at its Kissimmee 2026 event alone, shattering previous records across thirteen events, and achieving a 74% sell-through rate. Similarly, RM Sotheby’s had a remarkable year in 2025, with global sales exceeding $2 billion for the first time and a 92% sell-through rate, indicating robust demand at the top end of the auction segment.

The market for cars valued above $1 million predominantly operates in the private sector, often facilitated by high-end dealers rather than traditional auctions or online platforms. This segment of the market has shown strong performance, with the average model year of million-dollar-plus vehicles trending toward 1984, reflecting a generational shift in collector tastes. Modern exotics, especially those built since 2010, are particularly sought after in this category, representing a growing percentage of such high-value private transactions. Modern exotics refer to high-performance, luxury automobiles from recent years, often featuring advanced technology, unique design, and limited production runs. Examples include models from manufacturers like Ferrari, Lamborghini, McLaren, Bugatti, and Aston Martin. These vehicles typically showcase cutting-edge engineering, high horsepower, sleek aerodynamics, and often carry a high price tag, making them exclusive and sought-after among collectors and enthusiasts.

The Art Market

The global art market entered a recovery cycle in 2025 following a prolonged downturn. Combined public auction revenue at Christie’s, Sotheby’s and Phillips, rose approximately 15.5% year-over-year to $9.56 billion. This followed a significant contraction in 2024, when global auction revenue at the three major houses declined 26% to $8.27 billion as fewer major estate consignments came to market and sellers shifted toward private sales.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

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The following are general observations based on a repeat-sales index of historical art market prices computed based on a value weighted-basis and focused on the Post-War & Contemporary Art category:

●	The Post-War & Contemporary Art category showed price appreciation at an estimated annualized rate of 11.2% from the year ended December 31, 1995 to December 31, 2024, versus 10.1% for the S&P 500 Index (includes dividends reinvested) for the same period.
●	Correlation factor of (0.09) between Post-War & Contemporary Art and the S&P 500 Index based on annual price performance from the year ended December 31, 1995 to December 31, 2024.
●	Resilience of art market transaction volume through periods of financial stress (e.g., 2001-2, 2008-9, 2020).
●	We believe these above characteristics present the investment case for art as a possible risk diversifier.

The Collectible Market

The global collectible market is steadily growing, driven by increasing interest in both physical and digital collectibles. According to Grand View Research, the global collectibles market size was estimated at USD 320.30 billion in 2025 and is projected to reach USD 535.50 billion by 2033, growing at a CAGR of 6.9% from 2026 to 2033.

The sports memorabilia industry has experienced notable growth and a shift toward investment-grade assets in recent years. In 2025, the global sports memorabilia market was valued at approximately $26.8 billion. According to Data Intelo, projections indicate a significant expansion, with the market expected to reach $58.4 billion by 2034. Approximately 34% of active sports memorabilia buyers now identify primarily as investors, reflecting the growing acceptance of these items as alternative assets. At present, digital integration and fractional ownership platforms are significant in this market, with trading cards alone holding a 38.2% product-type share. League based memorabilia is having strong inroads with university leagues and international football (soccer) seeing huge potential in future.

Physical collectibles, such as art, sports memorabilia, and toys, account for a significant share of the market. The art and antiques segment alone represented 32.9% of the total market in 2025. This growth is driven by a combination of nostalgia, cultural value, and the perception of these items as strong investment opportunities. Moreover, auctions featuring high-profile items linked to pop culture or sports celebrities consistently attract considerable interest and high bids, adding to the sector’s robustness.

Geographically, the market is dominated by North America and Europe, with Europe holding the largest market share at 37.28% in 2025, driven by high demand for valuable historical and cultural artifacts. Meanwhile, North America accounted for 32.8% of the global market, due to high interest in sports memorabilia, vintage items, and art. The Asia-Pacific region is expected to see the fastest growth, with a projected annual growth rate of 6.4% from 2024 to 2030, fueled by rising disposable incomes and a growing interest in high-value collectibles, particularly in China and India.

Several prominent players in the collectibles market shape industry trends, including traditional auction houses like Sotheby’s and Christie’s, online platforms like eBays. Each platform contributes uniquely to the market by expanding the availability and visibility of collectible items to a broader global audience.

Series

At this time, the Company has formed the following series, which have acquired or plan to acquire the following Underlying Assets or subsidiaries, which have held or will hold title to the following Underlying Assets:

●	McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach closed its offering, acquired a 1986 Lamborghini Countach, which it subsequently sold, with title transferring on March 16, 2026.
●	McQueen Labs Series LLC - Series 002 1984 Ferrari 512 intends to acquire a 1984 Ferrari 512.
●	McQueen Labs Series LLC - Series 003 2012 Lexus LFA intends to acquire a 2012 Lexus LFA.
●	McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam closed its offering, acquired a 2014 Mercedes SLS AMG Black Series, which it subsequently sold, with title transferring on March 25, 2026.
●	McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT has acquired Diablo 6.0 VT GT – Montana LLC, a Montana limited liability company which holds title to a 2001 Lamborghini Diablo VT 6.0 GT, in exchange for a Promissory Note in the amount of $1,015,000 from Mushman Collectibles and Investments LLC, a wholly owned subsidiary of the Administrator.

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Acquisitions and Sales of Automobiles, Art Pieces and Collectibles

Acquisitions of Automobiles:

The first step in the car team’s acquisition process is to identify a list of cars and brands which have desirable characteristics for investment purposes that it believes will see optimal returns in the years to come.

The car team has a strong network of relationships with dealerships, auction houses, private collectors, media influencers as well as directly with certain manufacturers. The team will review the statistics on numerous cars, and cross reference to previous sales, condition of the vehicles for previous sales including, but not limited to the mileage on the car.

The Company may also source cars that are in need of restoration, where a budget will be carefully determined to fully restore the car.

In the event that the Company does not take physical ownership of the cars, custodianship will be the responsibility of the seller. In that case, the seller is to ensure the car is to be properly stored and insured. In the event that the Company does take physical ownership of the car, the car will be stored and insured at an appropriate facility.

Sales of Automobiles:

Similar to the acquisitions, the car team will use its network of relationships with dealerships, auction houses, private collectors, influencers to explore as potential options for the disposition of the cars. The Company is also contemplating having a showcase, where people will be able to see the vehicles available.

Members of the team may also attend different car shows, and racing events to continue to provide additional exposure to the Company and its portfolio of assets and develop further relationships.

Acquisition of Art Pieces:

The first step in the acquisition process is to identify a list of artists with desirable characteristics for investment purposes that it believes will see optimal returns in the years to come.

To source art, the team will reach out to (a) galleries, (b) collectors, (c) dealers, (d) advisors, (e) auction houses, (f) and family offices to seek out artwork by selected artists. All of these groups will be introduced to the Company to start building a proprietary pipeline of both passive and active deal flow.

In the event that the Company does not take physical ownership of the Art Piece, custodianship will be the responsibility of the seller. In that case, the seller is to ensure the Art Piece is to be properly stored and insured. In the event that the Company does take physical ownership of the Art Piece, the Art Piece will be stored and insured at an appropriate facility.

Members of the team may also attend different art events such as Art Basel from time to time, in order develop further relationships with those that it may be able to potentially source art from.

The Company’s acquisition team reviews many works of art to narrow down which ones it has interest in looking at in more depth. Upon selecting the works of art it has interest in reviewing in more depth, members of the team will independently assess proposed valuation.

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The Company adopts a three-level art assessment process:

Level 1: The internal research team performs a Comparative Analysis with data from auctions and private sales. Subsequently, they compile an Analysis Report and Investment Term Sheet that explain the valuation’s underpinnings. The report not only benchmarks the art’s price but also tracks the artist’s market performance over the past 10 years.

Should the analysis suggest that the art piece is a viable investment candidate, the process advances to Level 2. If not, the artwork is deemed unsuitable for investment and is discarded.

Level 2: The Company secures a third-party digital appraisal. Art acquisition team provides comprehensive details of the artwork, encompassing images, the artist’s identity, the title of the work, its provenance, certification of authenticity, dimensions, and medium, to the valuers. The valuers then prepare and dispatch a Valuation Report to the Company, detailing the rationale behind their conclusions.

Level 3: If the Comparable Analysis and Digital Valuation are both favorable, indicating the art piece could be a potentially suitable investment, the art acquisition team will draft an Investor Return Analysis Report and submit the ensuing documents to the board to obtain consent for a third-party physical valuation:

●	Investment Term Sheet
●	Provenance
●	Authenticity Certificate
●	Internal Analysis
●	Digital Valuation
●	Investor Return Analysis Report

Level 3: Upon receiving the board’s authorization, the artwork undergoes shipment for a direct assessment and condition checks. Subsequently, a Condition Report and a Valuation Report are generated and forwarded to the Company.

Subsequently, these documents, along with the Physical Valuation and Condition Reports, are submitted to the Board of Directors for final approval for acquisition.

Sale of Art Pieces:

Disposition of artwork will be explored through the following options: (a) galleries, (b) collectors, (c) dealers, (d) advisors, (e) auction houses, (f) and family offices, or others as determined by the team. McQueen is also contemplating having its own gallery space, or working with a group which has gallery space to generate additional exposure for certain works of art.

Members of the McQueen team may also attend different art events such as Art Basel from time to time, in order develop further relationships with those that it may be able to potentially sell art to.

Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks. See the section entitled “Risk Factors” – “Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks” on page 34 of this Annual Report for more information.

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Acquisition of Collectibles:

The first step in the acquisition process is to identify the types of collectibles, such as racing, that the team believes will see increase in demand in the future, or related to certain historical events or that will be limited in number, which the team believes will see optimal returns in the years to come.

The team has a network of relationships with websites, collector stores, auction houses, private collectors, as well as media influencers, which may be used to help source desired Collectibles. The team will review the details on numerous collectibles, ensure properly cross referenced for authenticity, and inspect condition to determine their overall quality, market value, and suitability for acquisition.

Sale of Collectibles:

Disposition of Collectibles will be explored through the following options: (a) galleries, (b) collectors, (c) dealers, (d) advisors, (e) auction houses, (f) and family offices, or others as determined by the team. McQueen is also has its head office which doubles as a show room, and may work with other groups which have show rooms to generate additional exposure for certain Collectibles.

Members of the McQueen team may also attend different events from time to time, in order develop further relationships with those that it may be able to potentially sell Collectibles to.

Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks. See the section entitled “Risk Factors” – “Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks” on page 34 of this Annual Report for more information.

Asset Purchase Agreement

For many of our series, once we identify an Underlying Asset for a series to acquire, such series, and in some instances such series together with its wholly owned subsidiary, will enter into an Asset Purchase Agreement with the seller to acquire the Underlying Asset (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the seller will agree to sell, assign, transfer and deliver to the series or a wholly owned subsidiary of the series, free and clear of all liens, unless otherwise agreed, all of the Underlying Asset in exchange for payment in the form of (i) a to be agreed upon number of Class A Units of the series (ii) in the event that the Class A Units issued to the seller are greater than 25% of the Class A units issued and outstanding of such series at such time, the issuance to the seller of a Class B Unit of such series and (iii) a cash payment in an amount as agreed to in the Asset Purchase Agreement (the “Cash Payment”). There may be instances where, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series.

An Underlying Asset purchased by an applicable series may be subject to certain loan amounts or security interests entered into by the seller in connection with the seller’s acquisition of the Underlying Asset which are in favor of, or payable to third-parties and if the Underlying Asset purchased by the applicable series carries such a Third-Party Cost, then the Third-Party Amount will be paid first out of the proceeds of the applicable series offering.

Pursuant to the Asset Purchase Agreement, at the closing of the Asset Purchase Agreement, if the Seller is issued a Class B Unit of the applicable series, up to one person designated by the seller may be named as a manager on the board of managers of the applicable series. The then up to two McQueen Series Managers of that series will remain in those positions. Pursuant to the Asset Purchase Agreement, at the end of the Term, as such is defined below, the manager appointed by the seller will be deemed to have automatically resigned from such position.

Pursuant to the Asset Purchase Agreement, the Company will have a certain time period to complete the Cash Payment. In the event that the applicable series offering has not resulted in gross proceeds to the series of the Cash Payment agreed upon in the Asset Purchase Agreement by the closing date, unless otherwise extended upon mutual agreement by the Administrator and the Seller, the Asset Purchase Agreement as well as the applicable series offering may be terminated and all funds raised to date in such series offering will be returned from the applicable escrow account to the investors.

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The number of Class A Units issued or to be issued to the seller and Cash Payment under the Asset Purchase Agreement amount for each series that has entered into an Asset Purchase Agreement is as follows:

Series Name	Number of Class A Units(1)	Cash Payment ($)(2)
McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach	15,300	68,650.00
McQueen Labs Series LLC - Series 002 1984 Ferrari 512	11,475	85,150.00
McQueen Labs Series LLC - Series 003 2012 Lexus LFA	20,400	18,156.48
McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam	8,493	0

(1) There may be instances where, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series. Accordingly, the above listed sellers may receive a number of Class A Units comprising part of the applicable Cash Payment in addition to the number of Class A Units listed above.

(2) Estimated cash payment to be made after paying all other costs, including the Third-Party Amount, Acquisition Costs, the Acquisition Fee, repay the Advance, if applicable and pay the Rialto Fee.

Pursuant to the Asset Purchase Agreement, following the closing of the Asset Purchase Agreement, the Underlying Asset will be owned and managed in accordance with the terms of the Company’s operating agreement and the Certificate of Registered Designation for the applicable series, for the period starting from the date of closing of the Asset Purchase Agreement to the earlier of the date that the Underlying Asset is no longer owned by the applicable series, or a subsidiary of that series, or the date that the Underlying Asset is destroyed to the point where it has been deemed a total loss or write-off, or the date of termination of the Asset Purchase Agreement, and insurance proceeds are received (the “Term”).

The Asset Purchase Agreement can be terminated at any time prior to the closing date of the Asset Purchase Agreement by mutual written consent of the parties, by the applicable series if there has been a material violation, breach or inaccuracy of the Asset Purchase Agreement by the seller, by the seller if there has been a material violation, breach or inaccuracy of the Asset Purchase Agreement by the applicable series, or by any party if a court of competent jurisdiction or other governmental authority has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated under the Asset Purchase Agreement and such order or action shall have become final and non-appealable.

Pursuant to the Asset Purchase Agreement, with regard to an Automobile, during the Term, if the seller agrees to maintain custody of the Automobile, the seller will have the following responsibilities and obligations with respect to the operations and custody of the Automobile:

●	The Automobile will be stored by the seller in climate-controlled storage, that has appropriate security.
●	The Automobile will be kept properly insured with the series being the beneficiary of the insurance policy.
●	The seller will be permitted to drive the Automobile no more than 50 miles in any calendar year of the Term.
●	The seller will not permit any other person to drive or operate the Automobile.
●	The seller will have customary and required maintenance completed on the Automobile.
●	Any time that the Automobile is moved or driven, the seller must ensure it is only done during appropriate weather conditions, and that such event shall be reported to the applicable series within one (1) business day.
●	The seller must keep the Automobile on a trickle charge at all times the Automobile is not in use and start the engine at least once weekly.
●	The seller will not drive the Automobile past any major mileage milestones, such milestones being 1,000, 3,000, 5,000 or 10,000 miles without permission of the applicable series.
●	The seller shall ensure that the wheels are rolled on a weekly basis.

9

Pursuant to the Asset Purchase Agreement, with regard to an Art Piece, during the Term, the seller will have the following responsibilities and obligations with respect to the Art Piece:

●	The Art Piece will be stored by the seller in climate-controlled storage, that has appropriate security.
●	The Art Piece will be stored in an environment where the risks of fire and flooding have been thoroughly mitigated.
●	The Art Piece will be kept properly insured with the series being the beneficiary of the insurance policy.
●	The Art Piece will be properly maintained to ensure that the condition as of the date of acquisition is maintained.

Pursuant to the Asset Purchase Agreement, with regard to a Collectible, during the Term, the seller will have the following responsibilities and obligations with respect to the Collectible:

●	The Collectible will be stored by the seller in climate-controlled storage, that has appropriate security.
●	The Collectible will be stored in an environment where the risks of fire and flooding have been thoroughly mitigated.
●	The Collectible will be kept properly insured with the series being the beneficiary of the insurance policy.
●	The Collectible will be properly maintained to ensure that the condition as of the date of acquisition is maintained.

If at any time during the Term, the seller ceases to hold, beneficially and of record, at least 25% of the total number of issued and outstanding Class A Units of the applicable series, then the Administrator has the right to take over the above responsibilities. During the period of the Term of the Asset Purchase Agreement that the seller of the applicable Underlying Asset is providing the foregoing services, the applicable series will pay the applicable seller a portion of the Administrative Fee equal to the lesser of (i) 50% of the Administrative Fee or (ii) the percentage of the issued and outstanding Class A Units which are held beneficially and of record by the applicable seller at the time of the payment of the Administrative fee (the “Seller Administrative Fee Participation”). In the event that, as discussed above, the Administrator of the applicable series takes over these responsibilities from the applicable seller, then, the Seller Administrative Fee Participation will cease.

During the Term, the applicable series will obtain insurance on the Underlying Asset and will have the right to utilize the Underlying Asset for presentation in its showrooms, galleries or at other events that the applicable series elects to participates at, including assistance with introducing the Underlying Asset to potential purchasers.

Pursuant to the Asset Purchase Agreement, each party will agree to indemnify the other party against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by the other party as a result of or in connection with (i) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the applicable series contained in the Asset Purchase Agreement; and (ii) and the ownership, and operation of the Underlying Asset.

After the Closing of a purchase of an Underlying Asset or a subsidiary that owns the Underlying Asset by a series, if the seller obtains a certain ownership of Class A Units of the applicable series (greater than 25%) at the closing of the purchase of the applicable Underlying Asset, the seller will hold a Class B Unit of that series and upon closing of a series offering, will hold a portion of the issued and outstanding Class A Units of such series and may have the right to designate a person to become one of the managers on the board of managers of that series.

There may be instances where a series or a wholly owned subsidiary of the series will acquire an Underlying Asset, or a subsidiary that owns the Underlying Asset, solely in exchange for a cash payment using the proceeds of the applicable series offering, in which case there will be no Class B Unit of such series issued and the seller will not be issued any Class A Units of such series. There may be instances where, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series.

The applicable series, or a wholly owned subsidiary of such series will purchase the Underlying Asset or a subsidiary that owns the Underlying Asset. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset.

10

Membership Interest Purchase Agreement

For some of our series, once we identify an Underlying Asset for a series to acquire, such series will enter into a Membership Interest Purchase Agreement (the “MIPA”) with either a direct or indirect subsidiary of the Administrator (the “Subsidiary”) pursuant to which the applicable series will acquire 100% of the membership interests of such Subsidiary and such Subsidiary will either have already acquired the Underlying Asset, or will have entered into an Asset Purchase Agreement to acquire the Underlying Asset.

Pursuant to a MIPA, such series will agree to purchase of 100% of the membership interests of the Subsidiary from the holder of the membership interests (the “Seller”), which will be a related party since the Subsidiary will be either a direct or indirect subsidiary of the Administrator, in exchange for a purchase price (the “Purchase Price”) to be paid by the issuance by the series of a promissory note (the “Note”) in the amount of the Purchase Price (the “Principal Amount”). Pursuant to the Note, the applicable series will agree to pay the Principal Amount to the Seller at the earlier of: (i) 10 days following the applicable series closing on the Maximum Offering Amount of such series offering or (ii) 180 days following the date of the MIPA (the “Maturity Date”).

The Maturity Date may, upon written request from the series and written acceptance by the Seller, be extended for additional 90 day terms, unless the Seller declines to accept the written request. The Seller may decline to accept the written request from the series and if the Seller does not accept the series’ written request to extend the Maturity Date, the original Maturity Date will not be changed

The Seller may elect to accept repayment of the Principal Amount in any combination of cash, which will be paid from the proceeds of the applicable series offering or Class A Units of the applicable series (referred to herein as the “Units”), at a price of $20 per Unit of the Units offered in the series offering of such series.

The Seller may elect to accept some or all of the Principal Amount in Units prior to the Maturity Date, but may not request any repayment in cash before that time. Any repayment in Units will be done pursuant to the Subscription Agreement incorporated into the Company’s Offering Statement for the applicable series offering, and will reflect the Company’s election to accept less than the minimum investment cash amount as consideration for purchase of the Units in the offering described therein. The Note is unsecured. The MIPA contains customary representations and warranties.

The number of Class A Units to be issued to the Seller and the Principal Amount under the MIPA for each series that has entered into a MIPA is as follows:

Series Name	Number of Class A Units(1)	Principal Amount ($)(1)
McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT	To be determined	1,015,000.00	(2)

(1)	The number of Class A Units cannot be determined at this time, the Seller may elect to accept repayment in any combination of cash, which will be paid from the proceeds of the applicable series offering or Class A Units of the applicable at a price of $20 per Unit of the Units offered in the series offering of such series, and we cannot predict at this time the form of the repayment. Accordingly, the Principal Amount will be reduced by an amount equal to any repayment accepted in the form of Class A Units.
(2)	McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT acquired Diablo 6.0 VT GT – Montana LLC, which owns, a Lamborghini Diablo 6.0 VT, in exchange for a Promissory Note in the amount of $1,015,000 from Mushman Collectibles and Investments LLC, a wholly owned subsidiary of the Administrator.

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Description of Automobiles

McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach acquired a 1986 Lamborghini Countach. On September 2, 2025, the Company, on behalf of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, entered into a Motor Vehicle Bill of Sale pursuant to which the Company agreed to effect the sale of the 1986 Lamborghini Countach held by McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach to Ultimate Motors Inc., dba Ft. Lauderdale Collection (“Ft. Lauderdale Collection”), in exchange for $735,000 (the “Countach Closing Fee”). The Company received the Countach Closing Fee on March 6, 2026, with the title of the 1986 Lamborghini Countach formally transferring to Ft. Lauderdale Collection on March 16, 2026.

The 1986 Lamborghini Countach:

The 1986 Lamborghini Countach 5000 QV, identified by VIN ZA9C005A0GLA12916 and with 15,071km on the odometer. It is just 1 of 610 units of its kind. Manufactured in Sant’Agata Bolognese, Italy, it has a 5.2L V12 engine delivering 449 horsepower at 7000rpm and 369lb/ft of torque at 5200rpm, allowing it to reach a top speed of 185mph with a 0-60 time of 4.2 seconds. Weighing in at 1,488kg (3,280lbs), it features a 5-speed manual transmission. Restored in 2021, it retains its original engine and transmission but boasts a new paint job in striking white, complemented by a red interior. Original books and tools are not available.

Notable Features:

- 1 of 610 of the 5000 QV version

Lamborghini’s production facility and headquarters are located in Sant’Agata Bolognese, Italy. Italian manufacturing magnate Ferruccio Lamborghini founded the company in 1963 with the objective of producing a refined grand touring car to compete with offerings from established marques. Today, Lamborghini is regarded as one of the finest manufacturers of high performance and luxury vehicles.

Details:

Year: 1986

Make: Lamborghini

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Model: Countach 5000 QV

VIN: ZA9C005A0GLA12916

Mileage: 15,071km

Production: 1974-1990 (5000QV 19

Rarity: 610 units of 5000QV

Where manufactured: Sant’Agata Bolognese, Italy

Engine: 5.2L V12 (4 valves per cylinder hence the name)

Weight: 3,285lbs (1,490kg)

Horsepower: 449 @ 7000rpm

Torqu: 369lb/ft @ 5200rpm

Top Speed: 185mph

0 - 60: 4.8 Seconds

Transmission: 5speed + reverse manual

Restored: Yes (2021)

Modified: Restoration

Paint: White

Interior: Red

Original paint: No

Original engine: Yes

Original transmission: Yes

Original interior: No

Original books:

Original tools:

Designer: Marcello Gandini

Senior Interests:	A Third-Party Amount of $75,350

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The 1986 Lamborghini Countach has not been involved in any accidents.

McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach acquired this Underlying Asset, the 1986 Lamborghini Countach, from Devlin DeFrancesco who is the brother of Lachlan DeFrancesco, who is an officer and director of the Administrator and Manager as well as the seller of the automobile to McQueen Labs Series LLC - Series 002 1984 Ferrari 512, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. Lachlan DeFrancesco will also own 47% of the Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 after the closing of that series offering as well as one Class B Unit of that series. Devlin DeFrancesco is also a shareholder of the Administrator and Manager through shares of the Administrator and Manager held by an entity which he owns.

On July 25, 2025, the Company closed the series offering for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach pursuant to File No. 024-12450 (the “Offering”). The Offering was originally qualified by the Securities and Exchange Commission on October 23, 2024. The Offering commenced on October 23, 2024, with a maximum offering amount of $343,860 with 17,193 Class A Units qualified to be sold in the Offering at price of $20.00 per Class A Unit. The Company sold 17,193 Class A Units in the Offering resulting in gross offering proceeds of $343,860. The Offering costs included $859.62 for the Rialto Fee. The Administrator paid all expenses of the Offering, including fees and expenses associated with qualification of the Offering under Regulation A, other than the Rialto Fee, which was paid out of the proceeds of the Offering. The net proceeds from the Offering were $343,000.80.

On September 2, 2025, McQueen Labs Series, LLC, on behalf of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach (referred to together herein as “we”, “our” or the “Company”) entered into a Motor Vehicle Bill of Sale (collectively, the “Agreement”) pursuant to which the Company agreed to effect the sale of the 1986 Lamborghini Countach (the “Vehicle”) held by McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach to Ultimate Motors Inc., dba Ft. Lauderdale Collection (“Ft. Lauderdale Collection”), in exchange for $735,000.00 (the “Countach Closing Fee”). The Company received the Countach Closing Fee on March 6, 2026, with the title of the 1986 Lamborghini Countach formally transferring to Ft. Lauderdale Collection on March 16, 2026. After allocating costs and expenses incurred in connection with the transaction and winding up and amounts in respect of interests represented by Class A Units, record holders of the Company’s Class A Units received a distribution in the amount of approximately $21.83 per Class A Unit net of withholding taxes on March 9, 2026, if any withholding taxes were applicable in the jurisdiction of such record holder.

Prior to entry into the Agreement, on January 23, 2025, Diablo 6.0 VT GT – Montana LLC, a subsidiary of McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT, a separate series of McQueen Labs Series, LLC entered into a Motor Vehicle Purchase Agreement to purchase a 2001 Lamborghini Diablo 6.0 VT GT from Ft. Lauderdale Collection.

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McQueen Labs Series LLC - Series 002 1984 Ferrari 512 intends to acquire a 1984 Ferrari 512.

The 1984 Ferrari 512:

The 1984 Ferrari 512 BBi, Berlinetta Boxer, with the VIN ZFFAJA09B000051751 and an incredibly low 850km mileage. Produced from 1981 to 1984 in Maranello, Italy, it’s one of 1,007 produced. Powering this is a 4.9L Flat 12 F110 A FI engine, delivering 340 horsepower at 6000rpm and 333lb/ft of torque at 4200rpm. With a top speed of 175mph/280kmh and a 0-60 time of 5.4 seconds. Weighing 1499kg (3,304lbs), it features a 5-speed manual transmission, painted in iconic Rosso Corsa with a black interior. Designed by Leonardo Fioravanti at Pinanfarina, it retains its original paint, engine, transmission, and interior, making it a true collector’s gem. Original books and tools are not available.

Notable Features:

-	Showing just 850km (528mi)

-	Rumored to be 1 of 144 examples built in final year

-	Finished in Rosso Corsa

Ferrari is an Italian luxury sports car manufacturer based in Maranello, Italy. Founded in 1939 by Enzo Ferrari (1898–1988), the company built its first car in 1940, adopted its current name in 1945, and began to produce its current line of road cars in 1947. Throughout its history, Ferrari is known for its participation in racing and for the production of high performance and luxury vehicles.

Details:

Year: 1984

Make: Ferrari

Model: 512 BBi

VIN: ZFFAJA09B000051751

Mileage: 850km

Production: 1981-84

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Rarity: 1,007 produced

Where manufactured: Maranello, Italy

Engine: 4.9L Flat 12 F110 A FI

Weight: 1499kg

Horsepower: 335 @ 6000rpm

Torque: 333lb/ft @ 4200rpm

Top Speed: 175mph/280kmh

0 - 60: 5.4 seconds

Transmission: 5speed + reverse manual

Restored: No

Modified: No

Paint: Rosso Corsa (Red)

Interior: Black

Original paint: Yes

Original engine: Yes

Original transmission: Yes

Original interior: Yes

Original books: N/A

Original tools: N/A

Designer: Leonardo Fioravanti @ Pinanfarina

Senior Interests: A Third-Party Amount of $135,000.00

The 1984 Ferrari 512 has not been involved in any accidents.

McQueen Labs Series LLC - Series 002 1984 Ferrari 512 will acquire this Underlying Asset, the 1984 Ferrari 512, from Lachlan DeFrancesco, who is an officer and director of the Administrator and Manager, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. Lachlan DeFrancesco will also own 47% of the Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 after the closing of that series offering as well as one Class B Unit of that series.

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McQueen Labs Series LLC - Series 003 2012 Lexus LFA intends to acquire a 2012 Lexus LFA.

The 2012 Lexus LFA:

The 2012 Lexus LFA, with the VIN JTHHX8BH6C1000470. Sitting with just 2,723mi it is one of just 500 made worldwide. Produced in Aichi, Japan at Toyota’s motomatchi plant, each LFA was hand built. At the heart of this icon is a 4.8L naturally aspirated V10. Delivering 553 horsepower with 354lb/ft of torque, this car can achieve 60 miles per hour in 3.6 seconds with a top speed of 203mph. Featuring a single clutch automatic transmission that whips you into each gear as the V10 sings away. This lovely example is finished in pearl white, with black and red interior.

Notable Features:

-	1 of 27 finished in Pearl White for the USA

-	473rd of 500 examples built

Lexus is the luxury vehicle division of the Japanese automaker Toyota Motor Corporation, headquartered in Nagoya, Japan. Founded in 1989, Lexus is well regarded and known for the production of luxury vehicles and is one of Japan’s largest automotive manufacturers.

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Details:

Year: 2012

Make: Lexus

Model: LFA

VIN: JTHHX8BH6C1000470

Mileage: 2,496mi

Production: 2010-2012

Rarity: 500 worldwide

Where manufactured: Motomatchi Plant in Aichi, Japan

Engine: 4.8L V10 (1LR-GUE even firing V10)

Weight: 3,263lbs (1,480kg)

Horsepower: 553hp

Torque: 354lb/ft (480nm)

Top Speed: 203mph (326kmh)

0 - 60: 3.6 seconds

Transmission: 6speed automatic

Restored: No

Modified: No

Paint: White

Interior: Black/Red

Original paint: Yes

Original engine: Yes

Original transmission: Yes

Original interior: Yes

Original books: N/A

Original tools: N/A

Designer: Kengo Matsumoto

Senior Interests:	A Third-Party Amount of $373,493.52

The 2012 Lexus LFA has not been involved in any accidents.

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McQueen Labs Series LLC – Series 003 – 2012 Lexus LFA’s wholly owned subsidiary, Series – 003 – 2012 Lexus LFA – Montana LLC, a Montana limited liability company which was formed on November 15, 2024 (the “Montana Subsidiary”), will acquire this Underlying Asset, the 2012 Lexus LFA, from Delavaco Holdings Inc., which is owned by Catherine DeFrancesco, who is the mother of Lachlan DeFrancesco, who is an officer and director of the Administrator and Manager as well as the seller of the automobile to McQueen Labs Series LLC - Series 002 1984 Ferrari 512, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. Lachlan DeFrancesco will also own 47% of the Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 after the closing of that series offering as well as one Class B Unit of that series. Catherine DeFrancesco is also a shareholder of the Administrator and Manager through shares of the Administrator and Manager held by an entity which she owns.

McQueen Labs Series LLC – Series 003 – 2012 Lexus LFA, has determined it to be advantageous to investors with respect to tax savings, for its Underlying Asset to be held by a subsidiary. Accordingly, McQueen Labs Series LLC – Series 003 – 2012 Lexus LFA, formed a wholly owned subsidiary, Series – 003 – 2012 Lexus LFA – Montana LLC, a Montana limited liability company which was formed on November 15, 2024 (the “Montana Subsidiary”). The Montana Subsidiary will hold title to this Underlying Asset, the 2012 Lexus LFA.

McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam

McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam acquired a 2014 Mercedes Solarbeam. On February 25, 2026, the Company, on behalf of McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam entered into a Motor Vehicle Bill of Sale pursuant to which the Company agreed to effect the sale of the 2014 Mercedes Solarbeam held by McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam to Sourced AG LLC, in exchange for $1,020,000.00 (the “SLS Closing Fee”). The Company received the SLS Closing Fee on March 23, 2026, with the title of the 2014 Mercedes Solarbeam formally transferring to Sourced AG LLC on March 25, 2026.

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2014 Mercedes SLS AMG Black Series:

The 2014 Mercedes SLS AMG Black Series, identified by VIN WDDRJ7HA2EA010868 and with 915 miles on the odometer. With an estimation of only 350 being built worldwide and approximately 130 built for the US. The SLS Black Series is a more high performance, track oriented version of the standard Mercedes SLS. Featuring a 6.2 litre naturally aspirated V8, spitting out 622 horsepower and 468 lb/ft of torque. Thanks to the extensive use of carbon fibre the car weighs 3,415. A full 150 lbs lighter than the standard SLS variant. With Mercedes attempting to build the closest thing to a road legal version of their SLS GT3 race car, the black series also received a wide range of upgrades consisting of a new suspension, and a noticeable body kit.

Notable Features:

-	1 of 30 in US Finished in Solarbeam Yellow

-	Showing only 918 original miles

-	US Specification Car

-	Last Mercedes to sport the 6.2 Liter Naturally Aspirated V8. (Before moving to turbo charged 4.0 L)

Mercedes-Benz is the luxury vehicle division of the German automaker Daimler AG, headquartered in Stuttgart, Germany. Founded in 1926, Mercedes-Benz is renowned for its production of high-end, luxury vehicles and is considered one of the world’s leading automotive manufacturers in terms of quality and innovation.

Details:

Year: 2014

Make: Mercedes

Model: SLS AMG Black Series

VIN: WDDRJ7HA2EA010868

Mileage: 915mi

Production: 2014

Rarity: 350 worldwide (30 Solarbeam Yellow)

Where manufactured: Chassis in Graz, Austria. Engine in Affalterbach, Germany

Engine: 6.2L Naturally Aspirated V8

Weight: 3,415lbs (1,549kg)

Horsepower: 622hp

Torqu: 468lb/ft

Top Speed: 196mph (315kph)

0 - 60: 3.2 seconds

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Transmission: 7 speed dual clutch automatic

Restored: No

Modified: No

Paint: Solarbeam Yellow

Interior: Black/Red

Original paint: Yes

Original engine: Yes

Original transmission: Yes

Original interior: Yes

Original books: Yes

Original tools: Yes

Designer: Mark Fetherston

Senior Interests:	A Third-Party Amount of $612,000

The 2014 Mercedes Solarbeam has not been involved in any accidents.

McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam, had determined it to be advantageous to investors with respect to tax savings, for its Underlying Asset to be held by a subsidiary. Accordingly, McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam, formed a wholly owned subsidiary, Series–004–2014 Mercedes Solarbeam – Montana LLC, a Montana limited liability company which was formed on November 15, 2024. As a result of interest in the acquisition of the Underlying Asset, the Underlying Asset was registered directly to McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam and not to the wholly owned subsidiary to expedite the sale. McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam acquired this Underlying Asset from MQ Solarbeam AMG, LLC, which is wholly owned by the Administrator.

On March 6, 2026, the Company closed the series offering for McQueen Labs Series LLC — Series 004 — 2014 Mercedes Solarbeam pursuant to File No. 024-12450 (the “Offering”). The Offering was originally qualified by the Securities and Exchange Commission on December 20, 2024. The Offering commenced on December 20, 2024, with a maximum offering amount of $786,720 with 39,336 Class A Units qualified to be sold in the Offering at price of $20.00 per Class A Unit. The Company sold 28,575 Class A Units in the Offering resulting in gross offering proceeds of $571,500. The Offering costs included $1,428.75 for the Rialto Fee. The Administrator paid all expenses of the Offering, including fees and expenses associated with qualification of the Offering under Regulation A, other than the Rialto Fee, which was paid out of the proceeds of the Offering. The net proceeds from the Offering were $570,071.25. Additionally, the Company paid the Acquisition Fee to the Administrator, in a combination of $31,135.75 and 2,269 Class A Units of McQueen Labs Series LLC — Series 004 — 2014 Mercedes Solarbeam. Simultaneously with the closing of the Offering, the Company paid MQ Solarbeam AMG, LLC, a wholly owned subsidiary of the Administrator, 8,493 Class A Units of McQueen Labs Series LLC — Series 004 — 2014 Mercedes Solarbeam to acquire the 2014 Mercedes SLS AMG Black Series.

On February 25, 2026, the Company, on behalf of McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam entered into a Motor Vehicle Bill of Sale pursuant to which the Company agreed to effect the sale of the 2014 Mercedes Solarbeam held by McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam to Sourced AG LLC, in exchange for $1,020,000.00 (the “SLS Closing Fee”). The Company received the SLS Closing Fee on March 23, 2026, with the title of the 2014 Mercedes Solarbeam formally transferring to Sourced AG LLC on March 25, 2026. After allocating costs and expenses incurred in connection with the transaction and winding up and amounts in respect of interests represented by Class A Units, record holders of the Company’s Class A Units received a distribution in the amount of approximately $22.72 per Class A Unit net of withholding taxes on March 23, 2026, if any withholding taxes were applicable in the jurisdiction of such record holder.

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McQueen Labs Series LLC - Series 005 – Diablo 6.0 VT GT

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2001 Lamborghini Diablo 6.0 VT GT

This Diablo, identified by VIN ZA9DU01B21LA12651 and with 9,168 miles on the odometer, began as one of 337 6.0 VTs but stands out with a factory GT body kit and GT exhaust. Even rarer, it’s 1 of 3 in Blue Ely. It retains its original interior but was repainted after the GT kit installation. As the first Audi-era Lambo, the VT 6.0 had to impress, and it delivered with aggressive styling, refined engineering, and raw performance.

By the year 2000, the 6.0 VT made its debut under the ownership of Audi, marking a turning point in Lamborghini’s history. However, the infusion of German engineering into the Italian stable didn’t just refine the Diablo, it took its build quality, reliability, and overall performance to new heights, without compromising the raw, untamed spirit that made Lamborghini legendary. The marriage of Italian passion with meticulous German craftsmanship resulted in a supercar that was both brutally powerful and unexpectedly well-built. It retained the unmistakable soul of Lamborghini, characterized by its aggressive nature and visceral driving experience, but now with an added layer of refinement that made it more durable and roadworthy for those daring enough to take it to the streets.

This Lamborghini Diablo started life as a 6.0 VT, the final and most refined evolution of the Diablo lineage. With only 337 examples ever produced, it’s already an incredibly rare machine, but what truly sets this one apart is the factory GT kit, an ultra-rare addition that transforms an already remarkable supercar into something genuinely one of a kind. The aggressive styling, enhanced aerodynamics, and lightweight components not only improve its performance but also give it an unmistakable presence. At the heart of this beast sits a 6.0-liter V12 engine, a masterpiece of engineering that delivers an intoxicating sound. Paired with a gated manual shifter, this is a true relic of an era before the surge of automatic gearboxes took over, when driver engagement and pure mechanical connection were paramount. The unmistakable metallic click-clack of the gated shifter as it slides through the gears only adds to the drama, making every shift an event in itself. The Diablo GT, the most extreme road-going version of the Diablo ever created, was essentially a street-legal race car derived from the Diablo GTR. Featuring an increase of power, moderate weight reduction, and improved aerodynamics, all of which contributed to a more aggressive driving experience. Owning one is not just about having a rare and valuable supercar, it’s about possessing a piece of Lamborghini’s wild and unfiltered DNA, a machine built for those who crave the rawest form of automotive exhilaration.

Notable features:

-	First Lamborghini with development from Audi
-	1 of 4 Diablo 6.0 Finished in Blue Ely color
-	1 of 3 6.0 VT fitted with factory GT kit
-	Recent full engine out service Lamborghini of Palm Beach
-	Odometer showing 9,168 miles

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Details:

Year: 2001

Make: Lamborghini

Model: Diablo VT 6.0 w Factory GT Kit

VIN: ZA9DU01B21LA12651

Mileage: 9,168mi

Production: 1999 – 2001

Rarity: 337 6.0 VT, 80 GT, 2 Factory Kits installed on 6.0 VT

Where manufactured: Sant’Agata Bolognese, Italy

Engine: 6.0L Naturally Aspirated V12

Weight: 6.0 VT - 3,583LBS, GT - 3,351LBS

Horsepower: 549 HP

Torque: 457lb/ft @ 5200rpm

Top Speed: 210mph

0 - 60: 3.8 seconds

Transmission: 5 Speed Manual

Restored: No

Modified: Factory GT Body Kit Installed

Paint: Blue Ely

Interior: Cream

Original paint: No

Original engine: Yes

Original transmission: Yes

Original interior: Yes

Original books:

Original Tools: Yes

Designer: Luc Donkerwolfe

Senior Interests:	Nil

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The 2001 Lamborghini Diablo has not been involved in any accidents.

Pursuant to a Membership Interest Purchase Agreement, McQueen Labs Series LLC - Series 005 – Diablo 6.0 VT GT’s has acquired Diablo 6.0 VT GT – Montana LLC, a Montana limited liability company, which owns this Underlying Asset, the 2001 Lamborghini Diablo, from Mushman Collectibles and Investments LLC, which is wholly owned by the Administrator and Manager.

McQueen Labs Series LLC - Series 005 – Diablo 6.0 VT GT, has determined it to be advantageous to investors with respect to tax savings, for its Underlying Asset to be held by a subsidiary. Accordingly, McQueen Labs Series LLC - Series 005 – Diablo 6.0 VT GT, has acquired, Diablo 6.0 VT GT – Montana LLC, a Montana limited liability company which was formed on December 13, 2024 which holds title to this Underlying Asset, the 2001 Lamborghini Diablo.

Description of Art Pieces

We will add a description of any Art Pieces as they become identified for acquisition by a series of the Company.

Organizational and Capital Structure

The following diagram reflects our intended organizational structure as it would appear after a series offering in the scenario where the seller receives a Class A Units and a Class B Unit:

The applicable series, or a wholly owned subsidiary of such series will purchase the Underlying Asset or a subsidiary that owns the Underlying Asset. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset.

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There may be instances where a series or a wholly owned subsidiary of the series will acquire an Underlying Asset, or a subsidiary that owns the Underlying Asset, solely in exchange for a cash payment using the proceeds of the applicable series offering, in which case there will be no Class B Unit of such series issued and the seller will not be issued any Class A Units of such series. The following diagram reflects this organizational structure as it would appear after a series offering:

The applicable series, or a wholly owned subsidiary of such series will purchase the Underlying Asset or a subsidiary that owns the Underlying Asset. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset.

Competition

We will face competition for the Underlying Assets, which the Company securitizes through its series offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role. Most of our current and potential competitors such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Underlying Assets for which the Company competes. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Underlying Assets developing in the industry, which will result in additional competition for Underlying Assets. With the continued increase in popularity in certain Underlying Assets we expect competition for such Underlying Assets to intensify in the future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that investors may be able to achieve by owning Class A Units of any series and may also limit the Company’s ability to sell the Underlying Assets.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine and other assets who may decide to expand their business to Underlying Assets as well.

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Our strategic approach to differentiation and competition hinges on the development of a unique model that significantly enhances the flexibility available to sellers. Unlike the more rigid structures often found in traditional and emerging platforms, our model is designed to cater to the nuanced needs of sellers, offering them more control over their transactions and greater ease in managing their assets. Additionally, a cornerstone of our strategy is the creation of private networks of automobile, art piece and collectible owners. By fostering these exclusive communities, we aim not only to facilitate a more secure and trusted environment for transactions but also to enrich the ownership experience through a sense of belonging and mutual appreciation for these assets. This emphasis on community building, combined with our commitment to flexibility for sellers, positions us to offer a distinct and appealing value proposition that we believe will attract a dedicated user base and set us apart from competitors contemplating expansion into our chosen markets.

We seek to, but may not be able to, effectively compete with such competitors.

Organization

We were formed as a Delaware Series Limited Liability Company on April 11, 2024. The Company has been formed to facilitate investment in automobiles, works of art and collectibles that will be owned either by an individual series of the Company or a wholly owned subsidiary of the individual series, which will be a Montana limited liability company. The Company’s core business is the identification, acquisition, marketing and management of Automobiles, Art Pieces and Collectibles for the benefit of the investors, which will be held in either a separate series of the Company or a wholly owned subsidiary of the individual series, which will be a Montana limited liability company. We intend to use the proceeds from each of the series offerings to (i) either (a) pay the cash purchase price for the applicable Underlying Asset to the seller of the Underlying Asset as part of the purchase price for the Underlying Asset as further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report or (b) purchase the subsidiary that owns the Underlying Asset or repay the promissory note issued as payment for such subsidiary as further discussed in detail under the heading “Membership Interest Purchase Agreement” on page 11 of this Annual Report; (ii) to repay any Third-Party Amount associated with the Underlying Asset; (iii) to pay the Acquisition Costs; (iv) pay the Acquisition Fee, (v) repay the Advance, if applicable and (vi) pay the Rialto Fee. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset, in which case, a portion of the use of proceeds of the applicable series offering will be used to pay the structuring and transfer costs associated with the subsidiary, these costs will be included in Acquisition Costs. If the Underlying Asset to be purchased by the applicable series carries a Third-Party Cost, then the Third-Party Amount will be paid first out of the proceeds of the applicable series offering. After the Closing of a purchase of an Underlying Asset or a subsidiary that owns the Underlying Asset by a series, if the seller obtains a certain ownership of Class A Units of the applicable series (greater than 25%) at the closing of the purchase of the applicable Underlying Asset, the seller will hold a Class B Unit of that series and upon closing of a series offering, will hold a portion of the issued and outstanding Class A Units of such series and may have the right to designate a person to become one of the managers on the board of managers of that series. There may be instances where a series or a wholly owned subsidiary of the series will acquire an Underlying Asset, or a subsidiary that owns the Underlying Asset, solely in exchange for a cash payment using the proceeds of the applicable series offering, in which case there will be no Class B Unit of such series issued and the seller will not be issued any Class A Units of such series. There may be instances where, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series.

The Company is managed by McQueen Labs Inc., a Delaware corporation (the “Manager”). Each series will be managed by a board of managers for such series (the “Board of Managers”). The Underlying Assets of each series, as well as the day-to-day operations of each series will be managed by the Administrator. The initial Administrator of each series will be McQueen Labs Inc., but may be changed in accordance with the terms of the Company’s Operating Agreement.

We will seek to acquire Underlying Assets for each series of the Company in privately negotiated transactions from a private seller, at an auction, or through other dealers. In a series offering with an applicable Minimum Offering Amount, no closing will occur prior to the minimum offering amount of such applicable series offering being raised and the acquisition by such series of the relevant Underlying Asset, or the Subsidiary that owns the Underlying Asset, will occur simultaneously with, or immediately prior to, the closing of the applicable series offering. In a series offering without a Minimum Offering Amount, the acquisition by such series of the relevant Underlying Asset, or the Subsidiary that owns the Underlying Asset, will occur simultaneously with, or immediately prior to, the final closing of the applicable series offering.

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For each series we will sell one (1) Class X Unit to our Manager in exchange for $1.00.

We do not expect to generate any material amount of revenues or cash flow from the Underlying Assets held by any series, or a subsidiary of that series, unless and until the Underlying Assets of such series is sold and no profits will be realized by investors unless they are able to sell their Class A Units of the series or the Underlying Assets of the series are sold. We will be reliant on the Administrator for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Underlying Assets of each series and the costs of each of the series offerings, except for those cost and expenses for which the applicable series seller may be responsible for with regard to the applicable Underlying Assets.

Employees

We have no full-time employees and no part-time employees. The Company is managed by our Manager, each series is managed by the Board of Managers of such series, and all of our day-to-day operations are administered by our Administrator.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, nor are we aware of any threatened or pending legal proceedings, that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Executive Offices

Our corporate headquarters are located at 261 NE 61st St, Miami, Florida 33137, which is also the office of our Manager and Administrator. We believe that this facility is adequate for our current and near-term future needs.

No Public Market

Although under Regulation A the Class A Units are not restricted, the Class A Units are still highly illiquid securities. No public market has developed nor is expected to develop for the Class A Units and we do not intend to list the Class A Units on a national securities exchange or interdealer quotational system. We intend to act to facilitate the trading of the Class A Units of a series on an alternative trading system operated by an SEC-registered broker-dealer, referred to as the “ATS,” that is approved by the Company. No assurance can be given that the any such ATS will provide an effective means of selling your Class A Units of a series or that the price at which any Class A Units of a series are sold through the ATS is reflective of the fair value of the Class A Units of that series or the Underlying Asset of that series. You should be prepared to hold your Class A Units as they are expected to be highly illiquid investments.

Government Regulation

General Regulations

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time-consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny. Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company by individuals or governmental authorities and could expose the Company, any of its affiliates or any Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

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Regulation of Automobile Collectibles

Regulation of the automobile industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business, including dealer and sales licenses and titles and registrations issued by state and local regulatory authorities, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, emissions standards, laws and regulations involving sales, use, value-added and other indirect taxes.

Art Market Regulation

Art as tangible personal property is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code may be subject to these regulations through its transactions and financing arrangements with auctioneers.

Regulation of Collectibles

The collectibles market is subject to various government regulations that vary depending on the type of collectible, its value, and its origin. At the federal level, one of the key regulations is the Cultural Property Implementation Act (CPIA), which restricts the importation of certain cultural property that could be classified as stolen or illegally acquired, particularly for art and artifacts. This act is enforced by the U.S. Customs and Border Protection (CBP) and the U.S. Department of State to prevent the trafficking of stolen or illegally exported cultural property.

In addition, for high-value collectibles such as rare coins or precious metals, the Commodity Futures Trading Commission (CFTC) may oversee transactions to prevent fraudulent practices. The Federal Trade Commission (FTC) also regulates the advertising and sale of collectibles, ensuring that sellers provide accurate descriptions and avoid misleading statements.

State-level regulations can also apply and may vary state to state, particularly for auction houses and dealers. For example, California and New York have stringent consumer protection laws requiring sellers to disclose the provenance and authenticity of fine art and memorabilia. Moreover, the Uniform Commercial Code (UCC) provides a framework for the sale and transfer of goods, which would include most collectibles.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non-public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

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Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

● limitations on capital structure;

● restrictions on specified investments;

● prohibitions on transactions with affiliates; and

● compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

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Risk Factors

Investing in our securities involves risks. In addition to the other information contained in this Annual Report, you should carefully consider the following risks before deciding to purchase our securities. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this Annual Report, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Below is a summary of material risks, uncertainties and other factors that could have a material effect on the Company and its operations, these risks include, but are not limited to the following:

●	We are an early-stage start-up with no operating history, and we may never become profitable.

●	We have no operating history upon which to base an investment decision.

●	Each series will invest in unique Underlying Assets, either directly or through its wholly owned subsidiary, and whether or not a series will deliver capital appreciation to investors is largely dependent on the automobile, art, and collectible market, which we cannot control.

●	An Underlying Asset purchased by an applicable series may be subject to loan amounts or security interests, and in such case these amounts will be paid first out of the proceeds of the applicable series offering.

●	Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks.

●	An investment in a series offering constitutes only an investment in that series and not in our Company or directly in any Underlying Asset.

●	Currently, the roles of Manager and Administrator are vested in a single entity, McQueen Labs Inc., which also currently holds all the equity interest of the Company in the form of Class X Units of each established series which creates certain risks.

●	Most of our Company’s series, or a subsidiary of such series, will hold an interest in a single Underlying Asset, a non-diversified investment.

●	We do not expect any series to generate any material amount of revenues and rely on the Administrator to fund our operations.

●	The Underlying Asset of a series may be sold at a loss or at a price that results in a distribution that is below the purchase price of the Class A Units of such series, or no distribution at all.

●	The timing and potential price of a sale of the Underlying Asset of a series are impossible to predict, so investors need to be prepared to own the Class A Units of such series for an uncertain period of time.

●	Our business model involves certain costs, some of which are to be paid for through the issuance of equity which will have a dilutive effect on the holders of the Class A Units.

●	The issuance of Class A Units to the seller of an Underlying Asset will cause additional dilution to the holders of the Class A Units.

●	We are reliant on the Administrator to maintain and sell the Underlying Asset and manage our administrative services.

●	We are reliant on the Administrator to maintain sufficient capital resources to pay the majority of our fees, costs and expenses.

●	Our operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act, which, if enforced by the courts, will restrict our shareholders’ ability to choose the judicial forum for Securities Act disputes.

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●	Holders of the Class A Units will have no voting rights and will not be able to influence the Company.

●	There is no public market for the Class A Units and none is expected to develop.

●	Selling your Class A Units may be difficult, or even impossible.

●	The Company’s Manager and the Board of each series have control over the Company, and the Company does not have a majority of independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which holders of the Class A units may have more limited protections against interested director transactions, conflicts of interest and similar matters.

●	We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of the Class A Units of a series if there are sufficient funds to effect a distribution.

●	Investors in any of the series offering may not hold in the aggregate a majority of the issued and outstanding Class A Units of such series.

●	The Administrator may rely on a custodian to manage and pay for certain aspects of the storage, maintenance, safekeeping and other aspects of the Underlying Asset, and there is no guarantee that the custodian will perform their duties properly.

●	Although the Company will conduct due diligence in connection with the purchase of an Underlying Asset, no amount of due diligence can completely insulate a buyer against all risks.

Risks Related to our Company and Business Model

We are an early-stage start-up with no operating history, and we may never become profitable.

We do not expect to be profitable for the foreseeable future. If we are unable to obtain or maintain profitability, we will not be able to maintain operations.

We are a new company and face all the risks of an early-stage company.

We may encounter challenges and difficulties frequently experienced by early-stage companies; including:

●	A lack of operating experience;
●	Increasing net losses and negative cash flows;
●	Insufficient revenue or cash flow to be self-sustaining;
●	An unproven business model; and
●	Difficulties in managing rapid growth.

We have no operating history upon which to base an investment decision.

We are an early-stage company in which you may lose your entire investment. We were formed in April of 2024. Because we have no operating history, we are unable to provide significant data upon which to evaluate fully our prospects and an investment in our securities. Our ability to succeed and generate operating profits and positive operating cash flow will depend on our ability, among other things, to:

●	Develop and execute our business model;

●	Raise additional capital as contemplated in the offering, if necessary, in the future;

●	Attract and retain qualified personnel.

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We cannot be certain that our business strategy will be successful in the long-term because this strategy is still relatively new and even if successful, we may face difficulty in managing our growth. As an early-stage company, we will be particularly susceptible to the risks and uncertainties described in these risk factors.

We may need to raise additional capital that may not be available, which could harm our business.

We attempted to estimate our funding requirements in order to implement our business plan. If the costs of implementing such plan should exceed these estimates significantly, we may need to raise additional funds to meet these funding requirements.

These additional funds may be raised by issuing equity or debt securities or by borrowing from banks or other resources. We cannot assure you that we will be able to obtain any additional financing on terms that are acceptable to us, or at all. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected.

Each series will invest in unique Underlying Assets, either directly or through its wholly owned subsidiary, and whether or not a series will deliver capital appreciation to investors is largely dependent on the automobile, art and collectible market, which we cannot control.

We cannot make any assurance that our business model will be successful. Our operations will be dedicated to acquiring and maintaining Underlying Assets held by our series, either directly or through its wholly owned subsidiary, and facilitating the ultimate sale of Underlying Assets. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the automobile, art, and collectible market in general and the market for specific types of automobiles, art works and collectibles, which are factors that are beyond our control. The value of an Underlying Assets may decline after a series purchases it.

An Underlying Asset purchased by an applicable series may be subject to loan amounts or security interests, and in such case these amounts will be paid first out of the proceeds of the applicable series offering.

An Underlying Asset purchased by an applicable series may be subject to certain loan amounts or security interests entered into by the seller in connection with the seller’s acquisition of the Underlying Assets (“Third-Party Cost”) which are in favor of, or payable to third-parties (the “Third-Party Amount”). If the Underlying Assets purchased by the applicable series carries a Third-Party Cost, then the Third-Party Amount will be paid first out of the proceeds of the applicable series offering. When an underlying asset acquired by a series, such as an Underlying Assets, is subject to Third-Party Costs, it is imperative to understand that these obligations take precedence in the financial structure of the series’ investment. Specifically, any Third-Party Amounts owed as a result of these costs will be settled first from the proceeds generated by the series through its offering. This repayment structure poses a significant risk to investors in the series for several reasons:

●	Reduced Returns: The requirement to prioritize the settlement of Third-Party Amounts may significantly reduce the net proceeds available from the investment, thereby potentially diminishing the expected returns for investors in the series.

●	Investment Risk: The presence of Third-Party Costs introduces an additional layer of financial risk to the investment. If the proceeds from the series offering are insufficient to cover these costs, the series may need to identify alternative funding sources to fulfill these obligations, further complicating the investment’s financial landscape.

●	Asset Valuation Impact: The need to address Third-Party Costs upfront can also impact the valuation of the acquired asset. The clear title to the asset, free from encumbrances, is only assured once these costs are fully settled, which may affect the series’ ability to leverage or dispose of the asset as planned.

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●	Operational Complexity: Managing and settling Third-Party Costs adds a level of operational complexity and due diligence to each series’ acquisition process. This requires careful management and oversight to ensure that all such costs are identified, accurately quantified, and promptly settled to avoid legal or financial complications.

Investors should carefully consider the implications of these Third-Party Costs and the priority of their settlement from the series’ proceeds. This risk factor underscores the importance of thorough due diligence and the need to assess the financial health and encumbrances of assets before acquisition. The prioritization of Third-Party Amounts repayment could affect the overall investment strategy and returns of the series, highlighting a critical consideration for potential investors.

Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks.

Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company. The fact that certain Underlying Assets to be acquired by an applicable series may be acquired from related parties raises the following risks:

●	Related-Party Transaction Risks: Acquiring assets from related parties introduces a risk of conflicts of interest and potentially less favorable transaction terms. These transactions may not always be conducted at arm’s length, which could result in the series paying more for an asset than its fair market value. Such practices not only affect the series’ ability to sell the asset at a profit but also raise concerns regarding the transparency and fairness of the transaction process.

●	Valuation Risks: Accurately valuing assets acquired from related parties can be particularly challenging. The close relationship between the seller and the Company might influence the asset’s purchase price, which may not accurately reflect its market value. Such discrepancies could affect the series’ financial performance, especially if the asset is later sold at a market price significantly lower than the purchase price.

●	Investor Confidence and Reputation Risk: Transactions with related parties may affect investor confidence in the Company’s governance and operational integrity. Perceived or actual conflicts of interest in these transactions could deter potential investors and negatively impact the Company’s reputation, hindering its ability to attract investment and achieve its resale objectives.

●	Operational Diligence and Oversight: Managing the additional layer of complexity and ensuring compliance in related-party transactions requires rigorous operational diligence and oversight. The series must implement robust mechanisms to identify, assess, and mitigate the risks associated with these transactions to protect the interests of its investors.

Investors are advised to carefully consider the potential foregoing risks associated with the acquisition of assets from related parties.

An investment in a series offering constitutes only an investment in that series and not in our Company or directly in any Underlying Asset.

An investor in a series offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our Company, (ii) any other series, or (iii) directly in an Underlying Asset associated with the series or any Underlying Assets owned by any other series, or a subsidiary of that series. Because the interests in a series do not constitute an investment in the Company as a whole, holders of the interests in a series are not expected to receive any economic benefit from the assets of any other series. In addition, the economic interest of a holder of Class A Units in a series reflects an investment in the Underlying Assets, and also an interest in our corporate and governance structure and our management arrangements. Accordingly, ownership of Class A Units is not identical to owning a direct undivided interest in the Underlying Assets.

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Currently, the roles of Manager and Administrator are vested in a single entity, McQueen Labs Inc., which also currently holds all the equity interest of the Company in the form of Class X Units of each established series which creates certain risks.

At this time, the roles of Manager and Administrator are vested in a single entity, McQueen Labs Inc., which also currently holds all the equity interest of the Company in the form of Class X Units of each established series which creates the following risks:

●	Concentration of Control: The dual role of the Manager and Administrator being held by a single entity results in a significant concentration of control. This arrangement will limit the ability of Class A Unit holders to influence the management and strategic direction of each series within the Company. Decisions regarding the operation, investment, and distribution policies may be made with the interests of the controlling entity taking precedence over those of other unit holders.

●	Potential Conflicts of Interest: The alignment of management, administrative responsibilities, and equity interest in a single entity may give rise to conflicts of interest, particularly in decisions that could affect the valuation of Class A Units. While the Company endeavors to operate in a manner that is fair and equitable to all unit holders, there is an inherent risk that decisions could be made that disproportionately benefit the Manager or Administrator entity, especially in scenarios involving financial distress or the liquidation of assets.

●	Operational Risk: The effectiveness of the Company’s operations is heavily dependent on the performance and decision-making of the single entity serving as both Manager and Administrator. This concentration of operational roles means that any adverse developments affecting this entity’s capacity to fulfill its duties, whether due to financial, legal, or reputational issues, could significantly impact the Company’s overall performance and the value of Class A Units.

●	Governance and Oversight: The structure may also impact the governance and oversight mechanisms typically in place to protect investors’ interests. The unique position of the Manager and Administrator entity could make it challenging to implement checks and balances that ensure transparent and accountable management practices, thereby increasing the risk to Class A Unit holders.

●	Investor Consideration: Potential investors in Class A Units should carefully evaluate the implications of the concentrated control and ownership structure. While the Series LLC format offers flexibility and segregation of assets and liabilities among different series, the centralization of control in a single entity necessitates thorough due diligence and consideration of the governance structures in place to safeguard investors’ interests.

While the Company’s structure and strategy are designed to maximize operational efficiency and strategic focus, the concentration of control and ownership in the Manager and Administrator entity introduces specific risks that could affect the attractiveness and performance of the Class A Units being offered. Potential investors are advised to consider these factors in conjunction with the overall merits of the investment opportunity.

Most of our Company’s series, or a subsidiary of such series, will hold an interest in a single Underlying Asset, a non-diversified investment.

Most of our series, or a subsidiary of such series, will own a single Underlying Asset and not invest in any other assets or conduct any other operations that could generate income. Such lack of diversification creates a concentration risk that may make an investment in the Class A Units of a single series riskier than an investment in the Class A Units of multiple series or a diversified pool of assets or a business with more varied operations. Aggregate returns realized by investors are expected to correlate to the change in value of the Underlying Asset, which may not correlate to changes in the overall automobile, art or collectible market or any segment of the automobile, art or collectible market.

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We do not expect any series to generate any material amount of revenues and rely on the Administrator to fund our operations.

We do not expect any series to generate any material amount of revenues or cash flow unless and until an Underlying Asset held by a series, or a subsidiary of that series, is sold. No profits can be realized by the series’ investors unless the Underlying Asset is sold for more than the series acquires it and there are sufficient funds to effectuate a distribution to the shareholders of such series after paying the applicable costs, fees and expenses, or the investors are able to sell their Class A Units of the series. Accordingly, we will be reliant on our Administrator to fund our operations except for those cost and expenses for which the applicable series seller may be responsible for with regard to the applicable Underlying Asset.

The Underlying Assets of a series may be sold at a loss or at a price that results in a distribution that is below the purchase price of the Class A Units of such series, or no distribution at all.

Any sale of the Underlying Assets of a series could be effected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the price paid by investors to purchase the Class A Units of such series. We intend to hold the Underlying Assets of each series for an extended period of time and may choose to sell the Underlying Assets of a series opportunistically if market conditions are favorable, which we believe is necessary to achieve optimal returns. In the future, we may sell an Underlying Asset at a loss if we believe that such a transaction would reduce future losses or if it would be necessary to satisfy our fiduciary obligations to our shareholders. Lastly, circumstances may arise that may compel us to sell the Underlying Assets of a series at an inopportune time and potentially at a loss, such as if we face litigation, regulatory challenges. There can be no assurance that the Class A Units of such series can ever be resold or that the Underlying Assets of a series can ever be sold or that any sale would occur at a price that would result in a distribution.

The timing and potential price of a sale of the Underlying Assets of a series are impossible to predict, so investors need to be prepared to own the Class A Units of such series for an uncertain period of time.

A risk of investing in the Class A Units of a series is the unpredictability of the timing of a sale of the Underlying Assets of such series and the unpredictability of funds being available for cash distribution and investors should be prepared for both the possibility that they will not receive a cash distribution for many years, and the contrary possibility that they may receive a cash distribution at any time following the completion of the series offering.

Our business model involves certain costs, some of which are to be paid for through the issuance of equity which will have a dilutive effect on the holders of the Class A Units.

There are various services required to administer our business and maintain the Underlying Assets of a series. Pursuant to the terms of the Operating Agreement, the Administrator will manage all entity-level and asset management services relating to our business and the maintenance of the Underlying Assets of each series. The Administrator will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Underlying Assets of each series except for those cost and expenses for which the applicable series seller may be responsible for with regard to the applicable Underlying Asset. Because we do not expect to maintain cash reserves or generate any cash flow, we will be reliant on the Administrator to fund our operations except for those cost and expenses for which the applicable series seller may be responsible for with regard to the applicable Underlying Asset. In exchange for these services and incurring these costs and expenses, the Administrator will receive, for each full calendar quarter following the date of the acquisition of the Underlying Asset of the applicable series or the subsidiary that owns the Underlying Asset, and until the sale of such Underlying Asset of the applicable series, Class A Units of the applicable series on a quarterly basis at a rate of 0.375% of the total number of Class A units of the applicable series outstanding as of the last day of such calendar quarter (the “Administrative Fee”). Accordingly, the Administrative Fee will dilute your economic interest in the Underlying Assets at a rate of approximately 1.5% per annum. As further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report, the Administrative Fee may for a specified term, in part, be paid to the seller of the applicable Underlying Asset of the applicable series. Additionally, the Administrator will receive an initial cash fee in an amount equal to the total dollar value of the compensation that a seller received for the sale of the Underlying Asset acquired by the applicable series multiplied by 100% plus any applicable transfer taxes, sales taxes or directly attributable costs, minus the percentage received by a seller in Class A Units of the series, plus Acquisition Costs then multiplied by 11% less the Rialto Fee (the “Acquisition Fee”), which will be paid from the proceeds of the applicable series offering. If there are not sufficient funds to pay the full Acquisition Fee in cash, the Administrator will have the option to have the remaining balance paid by a number of Class A Units of the applicable series with an equal value to the amount of the Acquisition Fee that remains payable to the Administrator. The Acquisition Fee will be paid upon the completion of the applicable series offering. The issuances of Class A Units pursuant to the Administrative Fee and the Acquisition Fee will cause dilution to the holders of the Class A Units.

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The issuance of Class A Units to the seller of an Underlying Asset will cause additional dilution to the holders of the Class A Units.

Once we identify an Underlying Asset for a series to acquire, such series, and in some instances such series together with its wholly owned subsidiary, will enter into an Asset Purchase Agreement with the seller to acquire the Underlying Asset (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the seller will agree to sell, assign, transfer and deliver to the series or a wholly owned subsidiary of the series, free and clear of all liens unless otherwise agreed, all of the Underlying Assets in exchange for payment in the form of (i) a to be agreed upon number of Class A Units of the series (ii) in the event that the Class A Units issued to the seller are greater than 25% of the Class A units issued and outstanding of such series at such time, the issuance to the seller of a Class B Unit of such series, and (iii) a cash payment in an amount as agreed to in the Asset Purchase Agreement. After a purchase of an Underlying Asset by a series, the seller of the Underlying Asset may hold a combination of the following, a Class B Unit of that series and upon closing of a series offering, a portion of the issued and outstanding Class A Units of such series and may have the right to designate a person to become one of the managers on the board of managers of that series. The issuance of Class A Units to the seller of an Underlying Asset will cause additional dilution to the holders of the Class A Units.

In the event we are able to sell the Underlying Assets of a series, your potential investment returns will be lower than the actual appreciation in value of the Underlying Assets of such series due to applicable management fees and expenses.

In the event the Underlying Assets of a series is sold, your distribution of cash proceeds will be reduced by commissions, fees and expenses incurred as a result of administering, marketing and selling the Underlying Assets of such series, as well as dilution resulting from management fees paid to the Administrator in the form of Class A Units. Transaction costs incurred as part of the sale of the Underlying Assets of a series will differ depending on whether we choose or are able to sell the Underlying Assets of a series privately or through a public auction. In a public auction, the principal transaction costs are a seller’s commission and buyer’s premium (a form of selling commission, based on a graduated scale set by each auction house), both of which reduce the net proceeds received by a seller from what a buyer ultimately pays. The final reported sales price includes the hammer price (i.e. the price at which the auctioneer declared the winning bid), and the buyer’s premium. The buyer may also separately incur additional fees or royalties. A seller typically receives the hammer price less the seller’s commission, if any. The economic terms negotiated between the seller and the auction house can vary widely depending on a number of factors, including the value and importance of the specific Underlying Assets, anticipated demand levels, and other factors. If we sell the Underlying Assets of a series in a private transaction, there may be costs or expenses incurred by the series in connection with such sale. While we believe we may be able to substantially reduce the transaction costs of selling the Underlying Assets of a series, they will not be entirely eliminated.

We may not be able to find a buyer for the Underlying Assets at a reasonable price or at all.

Even in the event that we attempt to sell the Underlying Assets of a series, we cannot guarantee that there will be a buyer at any reasonable price or at all.

Temporary popularity of some Underlying Assets may result in short-term value increases that prove unsustainable as collector tastes shift.

Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary price increases, followed by decreases in value. The demand for specific automobiles, art or collectibles is influenced by changing trends and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to sell the Underlying Assets of a series for a profit. These trends could result in reduced profitability or a loss upon the sale of the Underlying Assets of a series.

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The Underlying Assets of a series could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Underlying Assets of a series.

No amount of security can fully protect an Underlying Asset from damage or theft. The damage or theft of valuable property, despite these security measures, could have a material adverse impact on the value of the Underlying Asset and, consequently, the value of the Class A Units of such series. The Company plans to maintain insurance, but there is no guarantee that such coverage would be adequate to mitigate all of such losses.

If it is discovered that any Automobile acquired by a series has previously been in an accident, it could greatly reduce the value of the Automobile.

Although we will conduct due diligence to confirm that none of the Automobiles acquired by a series have not been involved in any accident, it could nonetheless be discovered that an Automobile was at some point involved in an accident. Automobiles with accident histories are generally perceived as less desirable by collectors and buyers, leading to a significant depreciation in market value. The extent of the damage, even if fully repaired, can raise concerns about the Automobile’s integrity, performance, and long-term reliability. The perception of potential buyers is crucial in the collectible automobile market. An accident history, regardless of the quality of repairs, can deter buyers and reduce demand. Buyers often prefer vehicles with clean histories, associating them with better investment potential and fewer future problems.

We could be exposed to losses in the event of title or authenticity claims.

The buying and selling of Art Pieces, Automobiles and Collectibles can involve potential claims regarding title and authenticity of the Art Piece, Automobile or Collectible. Authenticity risk related to Art Pieces or Collectibles may result from incorrect attribution, uncertain attribution, lack of certificate proving the authenticity of the Art Piece or Collectible, purchase of a non-authentic Art Piece or Collectible, or forgery. Authenticity risk related to Automobiles may result from forged documents such as fake titles, registration papers or altered VIN numbers, counterfeit parts such as the presence of non-original or counterfeit parts which can significantly reduce the value of a collectible car and misrepresent its authenticity, and inaccurate historical records. In the event of a title or authenticity claim against us by a buyer of the Art Piece, Automobile or Collectible of a series, we would seek recourse against the seller of the Art Piece, Automobile or Collectible of such series pursuant to authenticity and title representations obtained at the time of purchase, but a claim could nevertheless expose us to losses. In addition, we do not maintain liquid assets to defend or settle any such legal claims and would be reliant on the Administrator to outlay the cost of such defense or settlement.

There may be challenges to the chain of title of an Underlying Asset.

There are inherent risks associated with verifying and maintaining the chain of title for the Underlying Assets to be acquired by each applicable series, which could potentially impact the value and ownership of the Underlying assets held by each series, or a subsidiary of that series. Establishing the chain of title for unique and high-value assets like an Art Piece, Automobile or Collectibles can be complex and challenging. There may be difficulties in obtaining complete and accurate historical records, particularly for older or rare items. Any gaps or discrepancies in the title history can raise questions about the legal ownership and authenticity of the Underlying Asset. Additionally, the market for collectible cars and art is susceptible to fraud and misrepresentation. Forged documents, counterfeit items, and fraudulent claims of ownership can complicate the chain of title. Even with diligent due diligence, it is possible that an Underlying Asset acquired by a series could later be subject to disputes or claims from previous owners or third parties. Any challenges to the chain of title of an Underlying Asset, could lead to costly litigation, delays in the sale or transfer of the Underlying Asset, and potential financial losses. In some cases, the applicable series might be unable to retain or recover the full value of the Underlying Asset and an investor in the applicable series may lose their investment.

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The maintenance and repair costs of Automobiles can be substantial.

A series may have to expand a substantial amount of funds for any repair or maintenance costs of the Automobiles before such Automobile is sold by an applicable series. This could include costs related to routine maintenance, unforeseen mechanical issues, and necessary restorations to maintain or enhance the Automobile’s value. These expenses can be significant, especially for rare or vintage automobiles that may require specialized parts and services. High maintenance and repair costs can place a significant financial burden on the applicable series, potentially reducing the overall profitability. Extensive repairs or maintenance can delay the sale of an Automobile. While undergoing repairs, the market value of the Automobile may fluctuate, potentially reducing the expected profit margin. The actual costs of repairs and maintenance can be difficult to estimate accurately, especially for older or rare vehicles.

We are reliant on the Administrator to maintain and sell the Underlying Assets and manage our administrative services.

We do not plan to have employees or intend to maintain or generate any cash flow prior to the sale of the Underlying Assets of a series. We do not expect to generate any material amount of revenues or cash flow from the Underlying Assets held by any series, or a subsidiary of that series, unless and until the Underlying Assets of such series is sold and no profits will be realized by investors unless they are able to sell their Class A Units of the series or the Underlying Assets of the series is sold. We will be reliant on the Administrator for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Underlying Assets of each series and the costs of each of the series offerings, except for those obligations, cost and expenses for which the applicable series seller may be responsible for with regard to the applicable Underlying Asset. We plan to rely on the Administrator to perform or administer all necessary services to maintain the Underlying Assets of each series, except for obligations for which the applicable series seller may be responsible for with regard to the applicable Underlying Asset. The Administrator is also responsible for all management services required to maintain our Company, including professional services, regulatory filings, SEC reporting, tax filings and other matters. If the Administrator were to default on its obligations under the operating agreement, it would be extremely difficult for us to replace the Administrator or internally manage these functions given our lack of cash flow and lack of employees. Accordingly, in the event of a material default by the Administrator under the operating agreement, we would likely be forced to sell the Underlying Assets of each series. We cannot provide assurance that the timing and or terms of any such sale would be favorable.

We are reliant on the Administrator to maintain sufficient capital resources to pay the majority of our fees, costs and expenses.

Although we believe the Administrator has sufficient capital resources and sources of liquidity to perform its obligations under the operating agreement for the foreseeable future, there can be no assurance that the Administrator will be able to maintain sufficient capital to satisfy its obligations in future periods. The Administrator’s capital resources and sources of liquidity will be relied upon by our auditors in determining our likely ability to continue as a going concern. If the Administrator’s liquid capital resources and sources of liquidity are insufficient to satisfy its operational requirements, including the management of our Company, for at least one year, our Company may receive qualified audit reports that would likely have a material adverse effect on the value of the Class A Units of a series.

The Administrator may receive fees from a buyer of an Underlying Asset of a series that it sells without engaging an intermediary.

The Administrator may determine to sell the Underlying Asset of a series without engaging a third-party intermediary, in which event, it may charge the buyer of the Underlying Asset a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Barret-Jackson or Mecum. These amounts, if any, cannot presently be determined.

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As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

We do not intend to list the Class A Units of any series on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. We do not have, nor are we required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

Our operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act, which, if enforced by the courts, will restrict our shareholders’ ability to choose the judicial forum for Securities Act disputes.

Our operating agreement designates the federal district courts of the United States of America as the exclusive forum for disputes between us and our shareholders involving claims under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our operating agreement provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such provision, and the enforceability of similar choice of forum provisions in other companies’ constitutive documents has been challenged in legal proceedings. While the Delaware courts have determined that such choice of forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our operating agreement. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

This choice of forum provision may limit a shareholder’s ability to bring a Securities Act claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. If a court were to find the exclusive-forum provision in our operating agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could seriously harm our financial condition.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. We are required to file an annual report on Form 1-K, a semi-annual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We are required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semi-annual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

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Holders of the Class A Units will have no voting rights and will not be able to influence the Company.

The holders of the Class A Units will have no voting rights. Accordingly, holders of the Class A Units will be relying on the judgment of the Company’s management as to the operations of the Company.

Holders of the Class A Units will have no right to remove our management or otherwise change our management, even if we are not attaining our objectives.

Holders of the Class A Units will have no rights in our management and will have no ability to remove our management.

The Company is an early stage company with a limited accounting staff and has limited internal accounting control procedures.

The Company’s internal control procedures are being developed and being implemented over time as the Company has limited resources currently. This could lead to less robust internal controls that would otherwise exist at larger and more mature companies. Additionally, if we are unable to effectively implement our internal control procedures, investors may lose confidence in the accuracy and completeness of our financial reports. We also could become subject to investigations by the stock exchange on which any of our securities may become listed, or the Securities and Exchange Commission, or other regulatory authorities, which could require additional financial and management resources.

If the Company were to be required to register under the Investment Company Act or the Manager or were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series, and the Manager may be forced to liquidate and wind up each series or rescind the Offerings for any of the series.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Class A Units do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager is not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the Manager may be forced to liquidate and wind up each series or rescind the Offerings for any of the series or the Offering for any other series.

Risks Relating to Ownership of the Class A Units

There is no public market for the Class A Units and none is expected to develop.

The Class A Units are newly issued securities. Although under Regulation A the securities are not restricted, the Class A Units are still highly illiquid securities. No public market has developed nor is expected to develop for the Class A Units and we do not intend to list the Class A Units on a national securities exchange or interdealer quotational system. We intend to act to facilitate the trading of the Class A Units of a series on an alternative trading system operated by an SEC-registered broker-dealer, referred to as the “ATS,” that is approved by the Company. No assurance can be given that the any such ATS will provide an effective means of selling your Class A Units of a series or that the price at which any Class A Units of a series are sold through the ATS is reflective of the fair value of the Class A Units of that series or the Underlying Asset of that series. You should be prepared to hold your Class A Units as the Class A Units are expected to be highly illiquid investments.

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Selling your Class A Units may be difficult, or even impossible.

We do not plan to list the Class A Units of any series for trading on a national securities exchange or on an interdealer quotational system. Accordingly, it may be difficult or even impossible to sell your Class A Units.

Affiliates or another holder of a large block of Class A Units of a particular series may seek to sell its shares on the ATS which could result in downward pressure on the share price.

We intend to act to facilitate the trading of the Class A Units of a series on an alternative trading system operated by an SEC-registered broker-dealer, referred to as the “ATS,” that is approved by the Company. In the event any person or entity, which may include an affiliate of the Company, acquires a significant percentage of the Class A Units of a series, such shareholder may elect to sell its interest in the Class A Units on the ATS or which could result in downward pressure on the share price and depress the price you would realize upon sale.

A concentration of ownership of the Class A Units of a series may reduce liquidity or adversely affect the price of the Class A Units of such series on the ATS.

We intend to act to facilitate the trading of the Class A Units of a series on an alternative trading system operated by an SEC-registered broker-dealer, referred to as the “ATS,” that is approved by the Company.

Our operating agreement contains a 19.99% beneficial ownership limit (which is not applicable to the Administrator), but the Manager can waive such limit in our discretion on a case-by-case basis. Certain Class A Unite holders of a series may beneficially own a large percentage of the outstanding Class A Units of such series. A concentration of ownership in one or a small group of shareholders may diminish liquidity on the ATS, particularly if any such shareholder is deemed to be an “affiliate” of the Company as defined in Rule 405 of the Securities Act, which would make it more difficult for such shareholder to sell its shares pursuant to applicable Federal securities laws. Conversely, concentrated ownership could also create an “overhang” risk, which is a risk that such shareholder or shareholders seek to liquidate their positions in a short time frame, which could significantly increase the supply of Class A Units of a series available for sale without a corresponding increase in demand, thereby driving the trading price of the Class A Units of such series downward.

Holders of the Class A Units will have no voting rights and will not be able to influence the Company.

The holders of the Class A Units will have no voting rights. Accordingly, holders of the Class A Units will be relying on the judgment of the Company’s management and operations of the Company.

An investment in a series offering constitutes only an investment in that series and not in the Company as a whole.

An investor in a series offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our Company, (ii) any other series, or (iii) directly in an Underlying Asset associated with the series or any Underlying Assets owned by any other series, or a subsidiary of that series. Because the interests in a series do not constitute an investment in the Company as a whole, holders of the interests in a series are not expected to receive any economic benefit from the assets of any other series. In addition, the economic interest of a holder of Class Units in a series reflects an investment in the Underlying Assets, and also an interest in our corporate and governance structure and our management arrangements. Accordingly, ownership of Class A Units is not identical to owning a direct undivided interest in the Underlying Assets.

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If we face litigation related to a series offering, we may elect to sell the Underlying Assets of such series and the proceeds of any sale may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

The Class A Units of a series have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this Annual Report does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if a series offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Class A Units of the series or find an exemption under the securities laws of each state in which we offer the Class A Units of such series, each investor may have the right to rescind his, her or its purchase of the Class A Units of such series and to receive back from us his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we may elect to sell the Underlying Assets of a series and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

The Company’s Manager and the Board of each series have control over the Company, and the Company does not have any independent members of the Board of Managers and the Manager is not independent and the Company has not voluntarily implemented various corporate governance measures, in the absence of which holders of the Class A units may have more limited protections against interested director transactions, conflicts of interest and similar matters.

The Company’s Manager and the Board of each series have control over the Company, and the Company does not have a majority of independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which holders of the Class A units may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, as amended (“the “Sarbanes-Oxley Act”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. The Board of Directors, that has complete control over the Company, has not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our management does not have independent directors.

The Company has not adopted corporate governance measures such as an audit or other independent committee (such as a compensation committee or corporate governance and nominating committee) of the Board of Directors, as the Company presently does not have independent directors.

Because we do not have an audit committee, holders of the Class A Units of a series will have to rely on our management to perform these functions.

We do not have an audit committee. The Company’s Manager and the Board of each series have control over the Company. Because we do not have an audit committee, holders of the Class A Units of a series will have to rely on our management to perform these functions.

Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders of the Class A Units of a series.

Provisions of our Certificate of Formation and the operating agreement may be deemed to have anti-takeover effects, which include, among others, the Manager and Board of each series having sole and exclusive control of the operations of us, and may delay, defer or prevent a takeover attempt.

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We do not intend to pay distributions in the foreseeable future and may only make a distribution to the holders of the Class A Units of a series if there are sufficient funds to effect a distribution.

We do not maintain any cash balances and do not intend to pay any distributions in the foreseeable future and may only make a distribution to the holders of the Class A Units of a series if after payment costs and expenses associated with the sale of the Underlying Asset of the applicable series there are sufficient funds to effect a distribution. Investors should be prepared to never receive a distribution in connection with their ownership of the Class A Units of such series.

Holders of the Class A Units may face significant restrictions on the resale of the Class A Units due to state “Blue Sky” laws or rules restricting participation by foreign citizens.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker, if any, must be registered in that state. We do not know whether our Class A Units will be registered or exempt from registration under the laws of any state. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Class A Units.

Investors in any of the series offering may not hold in the aggregate a majority of the issued and outstanding Class A Units of such series.

Once we identify an Underlying Asset for a series to acquire, such series, and in some instances such series together with its wholly owned subsidiary, will enter into an Asset Purchase Agreement with the seller to acquire the Underlying Asset (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, the seller will agree to sell, assign, transfer and deliver to the series or a wholly owned subsidiary of the series, free and clear of all liens unless otherwise agreed, all of the Underlying Asset in exchange for payment in the form of (i) a to be agreed upon number of Class A Units of the series (ii) in the event that the Class A Units issued to the seller are greater than 25% of the Class A units issued and outstanding of such series at such time, the issuance to the seller of a Class B Unit of such series and (iii) a cash payment in an amount as agreed to in the Asset Purchase Agreement. After a purchase of an Underlying Asset by a series, the seller of the Underlying Asset may hold a combination of the following, a Class B Unit of that series and upon closing of a series offering, a portion of the issued and outstanding Class A Units of such series and may have the right to designate a person to become one of the managers on the board of managers of that series.

If we are required to register any Series under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Administrator and may divert attention from management of the Underlying Assets or could cause the Administrator to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.” While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive this prohibition. To the extent the Section 12(g) assets and holders limits are exceeded, we intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year. If the number of record holders of any Series exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Administrator and may divert attention from management of the Underlying Assets by the Administrator or could cause the Administrator to no longer be able to afford to run our business.

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A series that issues a promissory note pursuant to a membership interest purchase agreement, may default on such note, which would expose the series to potential legal action, reputational harm, or loss of the Underlying Asset.

For some of our series, once we identify an Underlying Asset for a series to acquire, such series will enter into a Membership Interest Purchase Agreement (the “MIPA”) with either a direct or indirect subsidiary of the Administrator (the “Subsidiary”) pursuant to which the applicable series will acquire 100% of the membership interests of such Subsidiary and such Subsidiary will either have already acquired the Underlying Asset, or will have entered into an Asset Purchase Agreement to acquire the Underlying Asset. Pursuant to a MIPA, such series will agree to purchase of 100% of the membership interests of the Subsidiary from the holder of the membership interests (the “Seller”), which will be a related party since the Subsidiary will be either a direct or indirect subsidiary of the Administrator, in exchange for a purchase price (the “Purchase Price”) to be paid by the issuance by the series of a promissory note (the “Note”) in the amount of the Purchase Price (the “Principal Amount”). Pursuant to the Note, the applicable series will agree to pay the Principal Amount to the Seller at the earlier of: (i) 10 days following the applicable series closing on the Maximum Offering Amount of such series offering or (ii) 180 days following the date of the MIPA (the “Maturity Date”). The Maturity Date may, upon written request from the series and written acceptance by the Seller, be extended for additional 90 day terms, unless the Seller declines to accept the written request. The Seller may decline to accept the written request from the series and if the Seller does not accept the series’ written request to extend the Maturity Date, the original Maturity Date will not be changed. As repayment of the Principal Amount, the Seller may elect to accept repayment in any combination of cash, which will be paid from the proceeds of the applicable series offering or Class A Units of the applicable series (referred to herein as the “Units”), at a price of $20 per Unit of the Units offered in the series offering of such series. The Seller may elect to take some or all of the Principal Amount in Units prior to the Maturity Date, but may not request any repayment in cash before that time. Any repayment in Units will be done pursuant to the Subscription Agreement incorporated into the Company’s Offering Statement for the series offering, and will reflect the Company’s election to accept less than the minimum investment cash amount as consideration for purchase of Units in the offering described therein. The Note is unsecured.

If the series is unable to repay the Note on or before the Maturity Date, and the Seller declines to extend the Maturity Date, the series may be in default. In the event of default, the Seller could pursue available remedies, including legal action or reclaiming ownership of the Subsidiary, which could result in the loss of the Underlying Asset by the series and materially impair the series’ ability to operate or generate returns for investors. Because the Note is unsecured, the Seller would not have priority over specific assets, but a default may nonetheless lead to significant adverse consequences, including reputational harm and financial disruption.

The Administrator, or a seller to a series, may rely on a custodian to manage and pay for certain aspects of the storage, maintenance, safekeeping and other aspects of the Underlying Assets, and there is no guarantee that the custodian will perform their duties properly.

The Administrator or the applicable series seller, as the case may be, may rely on a custodian to manage and pay for certain aspects of the storage, maintenance, safekeeping and other aspects of the Underlying Assets. The Administrator or the applicable series seller, as the case may be, will enter into agreements with such custodians, however, there is no guarantee that the custodian will perform their duties properly. For example, a storage facility selected by the custodian can be inadequate for the storage of the Underlying Assets causing the Underlying Assets to suffer damage. This could lead to either the Underlying Assets held by a particular series, or a subsidiary of that series, to decrease in value, which would accordingly negatively impact the value of the Class A Units of such series.

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Although the Company will conduct due diligence in connection with the purchase of an Underlying Asset, no amount of due diligence can completely insulate a buyer against all risks.

The Company will conduct due diligence in connection with the purchase of an Underlying Assets, however, no amount of due diligence can completely insulate a buyer against all risks. For example, investing the Underlying Assets of a series are subject to the following risks:

● Claims with respect to the authenticity of an Underlying Assets. We will generally obtain representations of authenticity from sellers, but these representations may not effectively eliminate the risk.

● Claims related to provenance, or history of ownership, are relatively common and allege that an Underlying Asset has an uncertain or false origin.

● Condition. The physical condition of an Underlying Asset over time is dependent on technical aspects, including the materials used, the manner and skill of application, handling and storage and other factors.

● Underlying Assets are subject to potential damage, destruction, devastation, vandalism or loss as a result of natural disasters (flood, fire, hurricane), crime, theft, illegal exportation abroad, etc.

● Underlying Assets ownership is prone to a variety of legal challenges, including challenges to title, nationalization, purchase from an unauthorized person, risk of cheating, money laundering, violation of legal regulations and restitution issues.

● The art, automobile and collectibles markets are prone to change due to a variety of factors, including changes in transaction costs, substantial changes in fees, tax law changes, export licenses etc., changes in legal regulations, changes in attitudes toward art or automobiles as an investment and changes in tastes, trends (fashion). These risks can be specific to certain geographies.

● Art, automobile and collectibles values and demand are affected by economic confidence among ultra-high-net-worth individuals.

If any of these risks materialize, the Underlying Assets held by a particular series, or a subsidiary of that series, may decrease in value, which would accordingly negatively impact the value of the Class A Units of such series.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.

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Risks Relating to the Company’s Investment Rewards

The Company’s digital collectible rewards may be deemed to be securities.

The Company’s digital collectibles are unique artistic renderings, developed internally, or in collaboration with carefully chosen partners, for each of the cars in which we are offering Class A Units under the offering. The digital collectibles are designed to contain data points related to key details of each car, such as VIN number and odometer mileage, that are intended to provide the ability to verify the authenticity of the Underlying Asset, and will be displayed within investor profiles on the MCQ Platform. There is a risk that these digital collectibles issued as rewards to investors could be deemed “securities” under U.S. federal or state securities laws. If regulators, including the SEC, determine that these digital collectibles constitute securities, their issuance may be considered a violation of Section 5 of the Securities Act, which prohibits the offer or sale of unregistered securities unless an exemption applies. If the digital collectibles are deemed securities and were not properly registered or exempt from registration, the Company may be subject to regulatory enforcement actions, fines, penalties, and potential investor rescission claims. Additionally, such a determination could result in reputational harm, increased legal costs, and the Company being required to register the digital collectibles as securities, impose transfer restrictions, or discontinue their issuance altogether. Given the evolving regulatory landscape surrounding digital assets, there is no guarantee that future guidance or enforcement actions will not impact the Company’s ability to continue offering these digital collectibles as rewards. Investors should be aware of the regulatory uncertainty and the potential consequences associated with the issuance of such rewards.

We may limit, add to, suspend, modify, terminate or extend the Company’s investment rewards, at any time.

At any time and in our sole discretion, we may limit, add to, suspend, modify, terminate or extend the investment rewards, or any of their terms and conditions, which could result in the realization of substantially fewer benefits to participants than what you may expect. We have no prior experience with the implementation of a rewards program. We may find that it is substantially more expensive to implement and maintain than what we currently expect, or it may result in substantially fewer benefits than what we anticipate. We reserve the right to change the terms and conditions of the investment rewards or to modify, suspend, or cancel the investment rewards at any time. Any of these actions could keep you from realizing any meaningful benefit from the investment rewards, and you could realize substantially fewer benefits of participation than what you may expect.

Any rewards you receive as a result of the investment rewards could have adverse tax consequences to you.

There is some uncertainty about the appropriate treatment of these rewards for income purposes. You may be subject to tax on the value of your rewards. If you receive any rewards you may generally realize taxable income. Your receipt of any investment rewards may increase the complexity of your tax filings and may cause you to be ineligible to file Internal Revenue Service Form 1040-EZ, if you would otherwise be eligible to file such form. Investors should consult with their tax advisors regarding potential liabilities.

The administration of the investment rewards is significantly dependent on information technology.

The investment rewards utilize a novel technology platform, posing increased operational risk associated with the use of new technologies. Participants must rely on us to securely collect, transmit, and store electronic information in connection with its administration of the investment rewards. Despite any security measures that we may put in place, we and our service providers’ information technology systems may be susceptible to damage, disruptions, or shutdowns due to hardware failures, computer viruses, hacker attacks, telecommunication failures, user errors, catastrophic events, or other factors. Any damage or disruption to, or shutdown suffered by, information technology systems used in connection with the investment rewards could interrupt investment reward administration and expose participants (current and past) to the risk that others may obtain unauthorized access to their confidential information, including personal information and credit card and other financial data.

The Company’s digital collectible rewards may have limited value and functionality.

The digital collectibles may have limited or no functionality beyond being a promotional item. The Company is under no obligation to provide ongoing support, enhancements, or any additional benefits related to these collectibles in the future. Digital collectibles may require specific private keys, or access credentials to store and manage them. If an investor loses access to their associated credentials, they may permanently lose their collectible with no possibility of recovery.

The Company’s memorabilia rewards may have limited value and are subject to claims of authenticity and damage.

The memorabilia provided as rewards to investors may not have any inherent or guaranteed market value. The worth of such items is subjective and depends on market demand, which may fluctuate. There is no assurance that these items will appreciate or retain value over time. The memorabilia rewards are promotional in nature and do not represent an equity interest, dividend, or any financial benefit in the Company. The memorabilia provided as rewards may vary in condition, and the Company does not guarantee the authenticity, historical significance, or provenance of any items. Investors should be aware that third-party authentication may be necessary to establish value in the secondary market. Memorabilia items may have limited practical use and may not be easily resold or liquidated for cash. Investors should not assume they will be able to sell or trade these items at a profit or at all. The Company is not responsible for lost, stolen, or damaged memorabilia once it has been delivered. Any issues regarding the shipment or receipt of memorabilia will need to be addressed with the shipping provider.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Annual Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Annual Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Formation

We were formed as a Delaware Series Limited Liability Company on April 11, 2024. The Company has been formed to facilitate investment in Automobiles, Art Pieces and Collectibles that will be either owned by an individual series of the Company or a wholly owned subsidiary of the individual series, which will be a Montana limited liability company. The Company’s core business is the identification, acquisition, marketing and management of Automobiles, Art Pieces and Collectibles for the benefit of the investors, which will be held in either a separate series of the Company or a wholly owned subsidiary of the individual series, which will be a Montana limited liability company. We intend to use the proceeds from each of the series offerings to (i) either (a) pay the cash purchase price for the applicable Underlying Asset to the seller of the Underlying Asset as part of the purchase price for the Underlying Asset as further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report or (b) purchase the subsidiary that owns the Underlying Asset or repay the promissory note issued as payment for such subsidiary as further discussed in detail under the heading “Membership Interest Purchase Agreement” on page 11 of this Annual Report; (ii) to repay any Third-Party Amount associated with the Underlying Asset; (iii) to pay the Acquisition Costs; (iv) pay the Acquisition Fee, (v) repay the Advance, if applicable and (vi) pay the Rialto Fee. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset, in which case, a portion of the use of proceeds of the applicable series offering will be used to pay the structuring and transfer costs associated with the subsidiary, these costs will be included in Acquisition Costs. If the Underlying Asset to be purchased by the applicable series carries a Third-Party Cost, then the Third-Party Amount will be paid first out of the proceeds of the applicable series offering. After the Closing of a purchase of an Underlying Asset or a subsidiary that owns the Underlying Asset by a series, if the seller obtains a certain ownership of Class A Units of the applicable series (greater than 25%) at the closing of the purchase of the applicable Underlying Asset, the seller will hold a Class B Unit of that series and upon closing of a series offering, will hold a portion of the issued and outstanding Class A Units of such series and may have the right to designate a person to become one of the managers on the board of managers of that series. There may be instances where a series or a wholly owned subsidiary of the series will acquire an Underlying Asset, or a subsidiary that owns the Underlying Asset, solely in exchange for a cash payment using the proceeds of the applicable series offering, in which case there will be no Class B Unit of such series issued and the seller will not be issued any Class A Units of such series. There may be instances where, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series. Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks. See the section entitled “Risk Factors” – “Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company, which creates conflicts of interest and other risks” on page 34 of this Annual Report for more information.

The Company is managed by McQueen Labs Inc., a Delaware corporation (the “Manager”). Each series will be managed by a board of managers for such series (the “Board of Managers”). The Underlying Assets of each series, as well as the day-to-day operations of each series will be managed by the Administrator. The initial Administrator of each series will be McQueen Labs Inc., but may be changed in accordance with the terms of the Company’s Operating Agreement.

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We will seek to acquire Underlying Assets for each series of the Company in privately negotiated transactions from a private seller, at an auction, or through other dealers. In a series offering with an applicable Minimum Offering Amount, no closing will occur prior to the Minimum Offering Amount of such applicable series offering being raised and the acquisition by such series of the relevant Underlying Asset, or the Subsidiary that owns the Underlying Asset, will occur simultaneously with, or immediately prior to, the closing of the applicable series offering. In a series offering without a Minimum Offering Amount, the acquisition by such series of the relevant Underlying Asset, or the Subsidiary that owns the Underlying Asset, will occur simultaneously with, or immediately prior to, the final closing of the applicable series offering.

For each series we will sell one (1) Class X Unit to our Manager in exchange for $1.00.

We do not expect to generate any material amount of revenues or cash flow from the Underlying Assets held by any series, or a subsidiary of that series, unless and until the Underlying Assets of such series is sold and no profits will be realized by investors unless they are able to sell their Class A Units of the series or the Underlying Assets of the series are sold. We will be reliant on the Administrator for administrative and asset management services and the payment of all ordinary and routine operating costs, including those relating to each series, our Company as a whole and the Underlying Asset of each series and the costs of each of the series offerings except for those cost and expenses for which the applicable series seller may be responsible for with regard to the applicable Underlying Asset.

Regulation A Offering

We are offering Class A Units representing Class A limited liability company interests of each of the series of the Company. The Minimum Offering Amount, in a series with an applicable Minimum Offering Amount must be sold as applicable as a condition of a closing of the offering of the applicable series offering.

Our Administrator will pay all expenses of the series offerings, including fees and expenses associated with qualification of the series offerings under Regulation A. Therefore, the gross proceeds from each of the series offerings will equal the net proceeds from each of the series offerings. We intend to use the proceeds from each of the series offerings to (i) either (a) pay the cash purchase price for the applicable Underlying Asset to the seller of the Underlying Asset as part of the purchase price for the Underlying Asset as further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report; or (b) purchase the subsidiary that owns the Underlying Asset or repay the promissory note issued as payment for such subsidiary as further discussed in detail under the heading “Membership Interest Purchase Agreement” on page 11 of this Annual Report (ii) to repay any Third-Party Amount associated with the Underlying Asset; (iii) to pay the Acquisition Costs; a (iv) pay the Acquisition Fee, (v) repay the Advance, if applicable and (vi) pay the Rialto Fee. There may be instances where, if a series deems it to be advantageous to investors with respect to tax savings, a series will form a wholly owned subsidiary which will hold title of the Underlying Asset, in which case, a portion of the use of proceeds of the applicable series offering will be used to pay the structuring and transfer costs associated with the subsidiary, these costs will be included in Acquisition Costs. If the Underlying Asset to be purchased by the applicable series carries a Third-Party Cost, then the Third-Party Amount will be paid first out of the proceeds of the applicable series offering. After the Closing of a purchase of an Underlying Asset or a subsidiary that owns the Underlying Asset by a series, if the seller obtains a certain ownership of Class A Units of the Underlying applicable series (greater than 25%) at the closing of the purchase of the applicable Underlying Asset, the seller will hold a Class B Unit of that series and upon closing of a series offering, will hold a portion of the issued and outstanding Class A Units of such series and may have the right to designate a person to become one of the managers on the board of managers of that series. There may be instances where a series or a wholly owned subsidiary of the series will acquire an Underlying Asset, or a subsidiary that owns the Underlying Asset, solely in exchange for a cash payment using the proceeds of the applicable series offering, in which case there will be no Class B Unit of such series issued and the seller will not be issued any Class A Units of such series. There may be instances where, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series.

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In a series offering without a Minimum Offering Amount, there will be no escrow account and after an investor executes a subscription agreement for any series without an applicable Minimum Offering Amount, those funds will be revocable only until the date the Company decides to hold a closing, such date to be determined in the Company’s sole discretion, however, if there is no such closing on the applicable funds, you will be refunded your investment by the Company without interest or deduction. Underlying Assets will be held for an indefinite period and may be sold at any time following the final closing of the offering of such series.

Recent Developments

On March 3, 2025, we sold and issued one (1) Class X Unit of McQueen Labs Series LLC - Series 005 Diablo 6.0 VT GT to our Manager in exchange for $1.00.

On April 10, 2025, McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT acquired Diablo 6.0 VT GT – Montana LLC, which owns, a Lamborghini Diablo 6.0 VT, in exchange for a Promissory Note in the amount of $1,015,000 from Mushman Collectibles and Investments LLC, a wholly owned subsidiary of the Administrator. The Promissory Note is interest free. On April 23, 2025, the Company also launched the McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT Regulation A Offering on its platform.

On July 25, 2025, the Company closed the series offering for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach pursuant to File No. 024-12450 (the “Countach Offering”). The Countach Offering was originally qualified by the Securities and Exchange Commission on October 23, 2024. The Countach Offering commenced on October 23, 2024, with a maximum offering amount of $343,860 with 17,193 Class A Units qualified to be sold in the Countach Offering at price of $20.00 per Class A Unit. The Company sold 17,193 Class A Units in the Countach Offering resulting in gross offering proceeds of $343,860. The Countach Offering costs included $859.62 for the Rialto Fee. The Administrator paid all expenses of the Countach Offering, including fees and expenses associated with qualification of the Countach Offering under Regulation A, other than the Rialto Fee, which was paid out of the proceeds of the Countach Offering. The net proceeds from the Countach Offering were $343,000.80. On September 2, 2025, the Company, on behalf of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach entered into a Motor Vehicle Bill of Sale (the “ Countach Sale Agreement”) pursuant to which the Company agreed to effect the sale of the 1986 Lamborghini Countach held by McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach to Ultimate Motors Inc., dba Ft. Lauderdale Collection (“Ft. Lauderdale Collection”), in exchange for $735,000.00 (the “Countach Closing Fee”). On March 6, 2026, the parties consummated the transaction contemplated by the Countach Sale Agreement, with the Company receiving the Countach Closing Fee on March 6, 2026 and the title of the 1986 Lamborghini Countach passing to Ft. Lauderdale Collection on March 16, 2026. After allocating costs and expenses incurred in connection with the transaction and winding up and amounts in respect of interests represented by Class A Units, record holders of the Company’s Class A Units received a distribution in the amount of approximately $21.83 per Class A Unit net of withholding taxes on March 9, 2026, if any withholding taxes were applicable in the jurisdiction of such record holder.

On March 6, 2026, the Company closed the series offering for McQueen Labs Series LLC - Series 004 - 2014 Mercedes Solarbeam pursuant to File No. 024-12450 (the “Solarbeam Offering”). The Offering was originally qualified by the Securities and Exchange Commission on December 20, 2024. The Solarbeam Offering commenced on December 20, 2024, with a maximum offering amount of $786,720 with 39,336 Class A Units qualified to be sold in the Solarbeam Offering at price of $20.00 per Class A Unit. The Company sold 28,575 Class A Units in the Solarbeam Offering resulting in gross offering proceeds of $571,500. The Solarbeam Offering costs included $1,428.75 for the Rialto Fee. The Administrator paid all expenses of the Solarbeam Offering, including fees and expenses associated with qualification of the Solarbeam Offering under Regulation A, other than the Rialto Fee, which was paid out of the proceeds of the Solarbeam Offering. The net proceeds from the Solarbeam Offering were $570,071.25. Additionally, the Company paid the Acquisition Fee to the Administrator, in a combination of $31,135.75 and 2,269 Class A Units of McQueen Labs Series LLC Series 004 - 2014 Mercedes Solarbeam. Simultaneously with the closing of the Solarbeam Offering, the Company paid MQ Solarbeam AMG, LLC, a wholly owned subsidiary of the Administrator, 8,493 Class A Units of McQueen Labs Series LLC - Series 004 - 2014 Mercedes Solarbeam to acquire the 2014 Mercedes SLS AMG Black Series. On February 25, 2026, the Company, on behalf of McQueen Labs Series LLC - Series 004 - 2014 Mercedes Solarbeam entered into a Motor Vehicle Bill of Sale (the “Solarbeam Sale Agreement”) pursuant to which the Company agreed to effect the sale of the 2014 Mercedes Solarbeam held by McQueen Labs Series LLC - Series 004 - 2014 Mercedes Solarbeam to Sourced AG LLC (“Buyer”), in exchange for $1,020,000.00 (the “Solarbeam Closing Fee”). On March 23, 2026, the parties consummated the transaction contemplated by the Solarbeam Sale Agreement, with the Company receiving the Solarbeam Closing Fee on March 23, 2026 and the title of the 2014 Mercedes Solarbeam passing to Buyer on March 25, 2026. After allocating costs and expenses incurred in connection with the transaction and winding up and amounts in respect of interests represented by Class A Units, record holders of the Company’s Class A Units received a distribution in the amount of approximately $22.72 per Class A Unit net of withholding taxes on March 23, 2026, if any withholding taxes were applicable in the jurisdiction of such record holder.

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Liquidity and Capital Resources of the Administrator

There are various services required to administer our business and maintain the Underlying Assets of a series. Pursuant to the terms of the operating agreement, the Administrator will manage all entity-level and asset management services relating to our business and the maintenance of the Underlying Asset of each series. The Administrator will pay all ordinary and necessary costs and expenses associated with the administration of our business and maintenance of the Underlying Assets of each series. Because we do not expect to maintain cash reserves or generate any cash flow, we will be reliant on the Administrator to fund our operations except for those cost and expenses for which the applicable series seller may be responsible for with regard to the applicable Underlying Asset. In exchange for these services and incurring these costs and expenses, the Administrator will receive, for each full calendar quarter following the date of the acquisition of the Underlying Asset of the applicable series or the subsidiary that owns the Underlying Asset, and until the sale of such Underlying Asset of the applicable series, Class A Units of the applicable series on a quarterly basis at a rate of 0.375% of the total number of Class A units of the applicable series outstanding as of the last day of such calendar quarter (the “Administrative Fee”). Accordingly, the Administrative Fee will dilute your economic interest in the Underlying Asset at a rate of approximately 1.5% per annum. Additionally, the Administrator will receive an initial cash fee in an amount equal to the total dollar value of the compensation that a seller received for the sale of the Underlying Asset acquired by the applicable series multiplied by 100% minus the percentage received by a seller in Class A Units of the series plus Acquisition Costs then multiplied by 11% less the Rialto Fee (the “Acquisition Fee”). If there are not sufficient funds to pay the full Acquisition Fee in cash, the Administrator will have the option to have the remaining balance paid by a number of Class A Units of the applicable series with an equal value to the amount of the Acquisition Fee that remains payable to the Administrator. The Acquisition Fee will be paid upon the completion of the applicable series offering.

The Administrator has covenanted to provide us with selected unaudited balance sheet information on a semi-annual basis and we expect to continue to include such information in ongoing reports we file with the SEC. The table below summarizes selected unaudited balance sheet information of the Administrator as of March 31, 2025 and September 30, 2025, respectively:

	March 31, 2025	September 30, 2025
Assets
Current assets	$1,770,847	$2,336,500
Long-term assets	3,155,780	4,076,146
Total assets	$4,926,627	$6,412,646

Liabilities
Current liabilities	$2,228,567	$5,054,337
Long-term liabilities	2,436,106	2,594,920
Total liabilities	$4,664,673	$7,649,257

Member’s Equity
Total member’s equity	$104,751	$(1,393,814)

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The Administrator was formed on June 21, 2023 and has a fiscal year end of March 31.

The Administrator’s core business at this time is focused on the services to be provided to the Company and the Company’s growth and development.

The Administrator believes it can continue to seek out additional capital via private financings; however, it seeks to also raise a significant amount of capital to fund go-forward operations with the offering. As it sells assets on the McQueen Platform, it expects to generate revenue, which it intends to also help with its liquidity requirements. If the Administrator has acquired an Underlying Asset outright to list on the McQueen Platform, once the investment process is completed and the Underlying Asset is sold, the net profits, if any, will be returned to the treasury. The Administrator also expects to make commissions of successful investments on the McQueen Platform.

Since March 31, 2024, the Administrator has closed the financings pursuant to Regulation D, for total gross proceeds of $4,428,206, which included receipt of common shares of Sol Global Investments Corp., a publicly traded company.

The Administrator also closed its regulation CF raising gross proceeds of $168,345 via the issuance of Class D Preferred Shares.

During the nine months ended September 30, 2025, and subsequent to, the Administrator closed additional financings in the amount of $5,895,000 of convertible debentures and preferred shares.

Results of Operations

For the period from April 11, 2024 (inception), to the period ended December 31, 2024, our total revenues from operations were $0. Operating costs for the same period were $0. During the year ended December 31, 2025, our revenues were also $0 from operations. We completed the closing of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach during the year which resulted in $34,075 being paid to the Administrator.

Subsequent to year end, we closed on McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam, and also successfully sold the Underlying Assets from McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam.

Liquidity and capital resources

As of December 31, 2025, McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach had cash on hand of $15,785 (2024 - $Nil), no other Series had any cash on hand. We do not have any external sources of capital and are dependent upon the Administrator to pay the costs of the Offering as well as certain ongoing administrative costs. The Company and each series will be responsible to pay costs relating to the acquisition of the Underlying Assets including the Acquisition Costs and Acquisition Fee.

As of December 31, 2025, McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT owed $1,015,000 under a promissory note payable related to the acquisition of an Underlying Asset.

Potential future sources of capital include secured or unsecured financings from banks or other lenders and establishing additional lines of credit and advances from our Administrator. Note that, currently, we have not identified any additional source of financing, other than the proceeds from our Offering, and there is no assurance that such sources of financing will be available on favorable terms or at all.

On May 15, 2024, we sold and issued one (1) Class X Unit of each of the following series: Series McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512 and McQueen Labs Series LLC - Series 003 2012 Lexus LFA to our Manager in exchange for $1.00 each. On September 16, 2024, we sold and issued one (1) Class X Unit of McQueen Labs Series LLC - Series 004 2014 Mercedes Solarbeam to our Manager in exchange for $1.00. During the year ended December 31, 2025, we sold and issued one (1) Class X Unit in the following series: Series McQueen Labs Series LLC - Series 005 - Diablo 6.0 VT GT.

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Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not yet generated any revenue and has no operating history. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of December 31 2025, or 2024.

Income Taxes

As of December 31, 2025 and 2024, we had no federal and state income tax expense.

Off-Balance Sheet and Other Arrangements

As of December 31, 2025 and 2024, we did not have any material off-balance sheet arrangements.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 2 to our audited financial statements appearing elsewhere in this Annual Report, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

Item 3. Directors and Officers

The Company is managed by the Manager. Each series will be managed by a Board for such series (with each member of such Board being a “Series Manager”). The Underlying Assets of each series, as well as the day-to-day operations of each series will be managed by the Administrator pursuant to the terms of the operating agreement.

Manager and Board of Managers

Each the Manager and the Series Managers will serve in such capacity until the earlier of the dissolution of the applicable series or their removal or replacement pursuant to the terms of the Company’s Operating Agreement.

The Manager will have complete and exclusive discretion in the management and control of the affairs and business of the Company overall, except to the extent that the management of a series is vested in the Board of such series under the Company’s Operating Agreement, and the Manager will possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company.

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The Board for each series will be comprised of up to three Series Managers for such series. Up to two (2) of the Series Managers for each Board will be named by the holder of the Class X Unit of such series (the “McQueen Series Manager”) and if the series will be comprised of three Series Manager for such series, then up to one (1) of the Series Managers for each Board will be named by the holder of the Class B Unit of such Series (each, a the “Seller Series Manager”). The number of Series Managers, either two or three, will be set forth in the Certificate of Registered Series of the applicable series, which will also set forth whether a Class B Unit of such series will be issued. Copies of the Amended and Restated Certificate of Registered Series for each McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA, McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam, and McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT are filed as exhibits hereto.

The McQueen Series Manager may be replaced at any time by the holder of the Class X Unit and any Seller Series Manager may be replaced at any time by the holder of the Class B Unit, provided that the naming of any new or replacement Seller Series Manager will require the approval of the Company Manager.

Any manager of a series may also be removed for “Cause” at any time upon the joint determination of the McQueen Series Manager and one Seller Series Manager, and if such manager was initially named by the holder of the Class X Unit, will be replaced by the holder of the Class X Unit or, if such manager was initially named by the holders of the Class B unit, will be replaced by the holders of the Class B Unit. The term “Cause” means:

(a) the commission by the applicable manager of fraud, gross negligence or willful misconduct;

(b) the conviction of the applicable manager of a felony;

(c) a material violation by the applicable manager of any applicable law that has a material adverse effect on the business of the Company and all of the series, overall; or

(d) the bankruptcy or insolvency of the applicable manager

The Board of a series will have complete and exclusive discretion in the management and control of the affairs and business of such series, and will possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the such series, including, without limitation, to make determinations and complete actions with respect to (i) the use of the assets of such series (including cash on hand), including the financing of the conduct of the operations of such series and the repayment of obligations of such series; and (ii) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of any series under contractual arrangements to all or particular assets of such series).

The Board of a series will have authority in its discretion to exercise, on behalf of and in the name of such series, all rights and powers of a “manager” of a limited liability company under the Delaware Act necessary or convenient to carry out the purposes of such series. The Board of a series will have the power to perform any acts, statutory or otherwise, with respect to such series, which would otherwise be possessed by the members of such series under Delaware law, and the members of such series will have no power whatsoever with respect to the management of the business and affairs of such series.

No series will undertake any of the following actions, or agree to undertake any of the following actions, unless such actions have been approved by at least one McQueen Series Manager, in the sole discretion of the McQueen Series Manager:

(a) Any sale of the Underlying Assets of such series;

(b) The entry into by such series of any agreement, contract or other instrument which would reasonably be expected to result in any liability or obligation of such series in excess of $10,000, other than such costs directly and reasonable related to the administration of the Underlying Asset of a series;

(c) Any replacement of the Administrator of a series; and

(d) The initial sale or issuance by a series of units of such series.

No series will undertake any of the following actions, or agree to undertake any of the following actions, unless such actions have been approved by all of the then Board of Managers of that series:

(a)	Any change in the tax election of the series;
(b)	Any amendment or modification to the Series Designation for such series;
(c)	Any amendment of the operating agreement; and
(d)	Any elective dissolution of such series (i.e., in a circumstance other than where such dissolution is required as set forth in the operating agreement).

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Any Series Manager may elect to cause the sale of the Underlying Asset of the applicable series, in the event that either (i) at least 5 years has passed from the date of the acquisition of the Underlying Assets and such sale would result in the applicable series receiving gross proceeds equal to at least 125% of the price paid for such Underlying Assets pursuant to the Asset Purchase Agreement pursuant to which such series acquired the Underlying Asset, with any Class A Units paid for such Underlying Asset being valued at the offering price; (ii) such sale would result in such series receiving at return on investment in the amount of at least a 16% non-compounded simple annualized return or (iii) at a price agreed by all members of the board of managers of the applicable series.

Company Officers

At any time, the Manager of the company may appoint and replace individuals as officers or agents of the Company (as applicable, “Company Officers”) with such titles as the Manager may elect to act on behalf of the Company with such power and authority as the Manager may delegate to such persons. Company Officers will hold their offices for such terms as will be determined from time to time by the Manager of the Company, and any Company Officer may be removed or replaced at any time, with or without cause, by the Manager.

The Company Officers were appointed to the following positions on April 11, 2024:

●	Curt Hopkins- Chief Executive Officer
●	Jonathan Held- Chief Financial Officer and Secretary

Administrator

The Underlying Assets of each series, as well as the day-to-day operations of each series will be managed by the Administrator pursuant to the terms of the operating agreement. The Administrator may withdraw for any reason upon notice to the Manager of the Company. The Administrator may be removed and replaced at any time for any reason by the Manager of the Company.

Pursuant to the terms of the operating agreement, the Administrator will manage the day to day operations of the applicable series.

Pursuant to the terms of the operating agreement, the Administrator will be paid an initial fee in cash equal to the total dollar value of the compensation that a seller received for the sale of the Underlying Asset acquired by the applicable series multiplied by 100% minus the percentage received by a seller in Class A Units of the series, plus Acquisition Costs then multiplied by 11% less the Rialto Fee (the “Series Asset” for each such series) as completed by the Manager of the Company (the “Acquisition Fee”), which Acquisition Fees will be payable upon the acquisition of the applicable Series Asset which will be paid from the proceeds of the applicable series offering. If there are not sufficient funds to pay the full Acquisition Fee in cash, the Administrator will have the option to have the remaining balance paid by a number of Class A Units of the applicable series with an equal value to the amount of the Acquisition Fee that remains payable to the Administrator. The Acquisition Fee will be paid upon the completion of the applicable series offering.

Pursuant to the terms of the operating agreement, the Administrator will be paid for each full calendar quarter following the date of the acquisition of the Underlying Asset of the applicable series or the subsidiary that owns the Underlying Asset, and until the sale of such Underlying Asset of the applicable series, Class A Units of the applicable series on a quarterly basis at a rate of 0.375% of the total number of Class A units of the applicable series outstanding as of the last day of such calendar quarter (the “Administrative Fee”), with the Administrative Fee for any fractional quarterly period to be appropriately pro-rated. The Administrative Fee will be payable via the issuance to the Administrator of a number of Class A Units of the applicable series equal to the amount of the Administrative Fee rounded to the nearest whole Class A Unit. As further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report, the Administrative Fee may for a specified term, in part, be paid to the seller of the applicable Underlying Asset of the applicable series.

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In consideration of the payment of the Acquisition Fee, the Administrator will pay all Series Offering expenses, including fees, costs and expenses incurred in connection with executing the applicable Series Offering, consisting of underwriting, legal, accounting, escrow and compliance costs related to such Series Offering, provided that, in the event that such costs and expenses exceed the amount of the Acquisition Fee, the applicable Series will pay such excess amount to the Administrator, via the issuance of additional Class A Units, when and as requested by the Administrator.

In consideration of the payment of the Administrative Fee, the Administrator will pay the following costs and expenses of the applicable series, and, if such costs and expenses relate to the operations of the Company overall and not to the particular series, provided that, in the event that such costs and expenses exceed the amount of the series formation fee and the Administrative Fee, the applicable Series will pay such excess amount to the Administrator, in cash or via the issuance of additional Class A Units, as elected by the Administrator, when and as requested by the Administrator:

(A) The costs of preparing and filing any reports to be filed with the Securities and Exchange Commission;

(B) Any fees, costs and expenses related to financial audits;

(C) Any fees, costs and expenses related to preparation and filing of tax returns;

(D) Any and all income taxes and marketing fees, costs and expenses incurred in connection with the management of an Underlying Asset of the applicable Series;

(E) any fees, costs and expenses incurred in connection with preparing any reports and accounts of the applicable series;

(F) the costs of directors’ and officers’ insurance of the directors and officers of the Board in connection with the applicable series;

(G) any governmental fees imposed on the capital of the series (or the Company as a result of the operations of such series) or incurred in connection with compliance with applicable regulatory requirements;

(H) any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the series (or the Company as a result of the operations of such series) or the Board, the Administrator or any Officer of such series in connection with the affairs of such series;

(I) any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Board in connection with such series;

(J) the fees and expenses of the series’ counsel (or the Company’s counsel as a result of the operations of such series) in connection with advice directly relating to the Series’ legal affairs;

(K) the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Board in connection with the operations of the applicable series;

(L) Any costs and expenses as agreed to be paid by the Administrator in the applicable Asset Purchase Agreement; and

(M) All costs and expenses incidental to the termination and winding up of such series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it in accordance with the Company’s allocation policy.

The seller, if the seller holds a Class B Unit of the applicable series, or if no Class B Unit is issued, the Administrator, will pay the following costs relating to the series:

(i) The costs and expenses of undertaking the obligations and actions imposed on the seller pursuant to the Asset Purchase Agreement;

(ii) security and maintenance fees, costs and expenses incurred in connection with the management of the Underlying Asset of such series;

(iii) any and all insurance premiums or expenses related to insurance on the Underlying Asset of the applicable series; and

(iv) in the event that the applicable Underlying Asset of the applicable series carries Third-Party Cost, the Seller will make all monthly payments of interest and principal on such Underlying Asset until the closing of the applicable series offering.

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All other costs and expenses of the applicable series will be paid directly by that series. The Administrator may elect to pay any such costs and expenses directly on behalf of an applicable series, or may advance the funds to pay these costs and expenses to the applicable series, which such funds would then be reimbursed by the applicable series to the Administrator when the applicable series has sufficient funds to do so, or at such other times as may be agreed between the Administrator and the applicable series.

To date, we have waived all payments of the Administrative Fee, however, there can be no assurance that we’ll continue to do so in the future.

The Administrator or the applicable series seller, as the case may be, may rely on a custodian to manage and pay for certain aspects of the storage, maintenance, safekeeping and other aspects of the Underlying Assets. The Administrator or the applicable series seller, as the case may be, will enter into agreements with such custodians, however, there is no guarantee that the custodian will perform their duties properly. For example, a storage facility selected by the custodian can be inadequate for the storage of the Underlying Assets causing the Underlying Assets to suffer damage. This could lead to either the Underlying Assets held by a particular series, or a subsidiary of that series, to decrease in value, which would accordingly negatively impact the value of the Class A Units of such series.

The Administrator may determine to sell any Underlying Asset of the applicable series without engaging a third-party intermediary, in which event the Administrator may charge the buyer of the Underlying Asset a reasonable fee not to exceed the lowest published buyer’s premium charged directly by Sotheby’s, Christie’s or Phillips in effect at such time.

Company Manager, Officers and Members of the Board of Managers

As of the date of this Annual Report, the following sets forth the executive officers of the Company, the members of the Board of Managers of each series and the executive officers, significant employees and directors of the Manager.

Company Officers

As of the date hereof the executive officers of the Company are as follows:

Name	Age	Position

Curtis D. Hopkins	58	Chief Executive Officer

Jonathan Held	40	Chief Financial Officer and Secretary

Background of the Company Officers

Curtis D. Hopkins. Mr. Hopkins was appointed as the Chief Executive Officer of the Company on April 11, 2024 and as the Chief Executive Officer of McQueen Labs Inc. on March 4, 2024. From August 2018 to July 2021 Mr. Hopkins served as the Chairman of Sirenum Limited where he was engaged in board oversight and management. From October 2021 to November 2023, Mr. Hopkins served as the Chief Executive Officer of Zefiro Methane Inc. He is also a senior advisor and co-founder of Zefiro Methane, a climate tech firm that aims to stop methane leaking from abandoned and orphaned oil and gas wells. He grew the company as CEO from the start to $32m in run-rate revenue in the lead-up to an IPO in Q1 2024. He is a senior advisor to Drake & Farrell, a leading circular economy reverse supply chain business in The Netherlands, which was sold to Waterland Private Equity in May 2024. He is on the board of Stewardship, one of the largest faith-based charities in the UK. Curt was the chairman of Sirenum, a B2B software business in the future of work, which was sold to Bullhorn in 2021. From June 2009 to the present, Mr. Hopkins serves as a Founder and Director of Consilium Ventures Limited where he engages in executive duties and responsibilities. Mr. Hopkins Received his MSc degree from the Georgia Institute of Technology in 1995.

Jonathan Held. Jonathan Held was appointed as the Chief Financial Officer of the Company on April 11, 2024, and as secretary of the Company since July 26, 2024, and serves as the Head of Finance for McQueen Labs Inc. He is a chartered professional accountant and chartered accountant, with CFO level experience with both private and public companies. Jonathan is a partner at ALOE Finance Inc. and works a number of start-up companies in a variety of sectors including technology, resources, biotech and real estate, and others, both domestic and international. Jonathan has been involved in numerous successful public market transactions including Initial Public Offerings, Reverse Takeovers, M&A and financings. Jonathan holds a Bachelor of Mathematics and Masters of Accounting from the University of Waterloo.

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Members of the Board of Managers

As of the date hereof the members of the Board of Managers for each of the following series are as follows:

McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach

●	Curtis D. Hopkins
●	Lachlan DeFrancesco
●	The seller elected not to appoint a seller series manager after the closing of the Asset Purchase Agreement of this series

McQueen Labs Series LLC - Series 002 1984 Ferrari 512

●	Curtis D. Hopkins
●	Lachlan DeFrancesco
●	*A seller series manager will be named after the closing of the Asset Purchase Agreement of this series

McQueen Labs Series LLC - Series 003 2012 Lexus LFA

●	Curtis D. Hopkins
●	Lachlan DeFrancesco
●	*A seller series manager will be named after the closing of the Asset Purchase Agreement of this series

McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam

●	Curtis D. Hopkins
●	Lachlan DeFrancesco
●	*A seller series manager may be named after the closing of the Asset Purchase Agreement of this series

McQueen Labs Series LLC - Series 005 – Diablo 6.0 VT GT

●	Curtis D. Hopkins
●	Lachlan DeFrancesco
●	*A seller series manager may be named after the closing of the Asset Purchase Agreement of this series

Lachlan DeFrancesco. Lachlan DeFrancesco is a co-founder and serves as the Head of Automotive Division and a Director for McQueen Labs, Inc. since June 21, 2024. Lachlan has significant experience investing in the collectable car market and with exotic car restoration. Lachlan has a proven track record of identifying exciting automotive projects ripe for growth, demonstrating a strong ability to identify valuable opportunities and enhance vehicle value through restoration. Lachlan’s experiences and prior work demonstrate a remarkable skill in the automotive investment sector with his substantial returns on investments validating his abilities. Mr. DeFrancesco has been serving as a portfolio manager at Sol Global Investment Corp. since 2021.

Please see the biographical information for Curtis D. Hopkins detailed above.

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Officers, Significant Employees, Significant Employees and Directors of the Manager

As of the date hereof the executive officers, significant employees and directors of the Manager are as follows:

Name	Age	Position

Curtis D. Hopkins	58	Chief Executive Officer and Director

Douglas Durst	65	Chief Financial Officer

Lachlan DeFrancesco	22	Chief of Strategy and Director

Benan Tumkaya	48	Chief Technology Officer

Jason Musante	52	Chief Marketing Officer

Paul Glavine	36	Director

Background of the Officers and Directors of the Manager

Douglas Durst. Douglas Durst has been the Chief Financial Officer for McQueen Labs, Inc. since August 19, 2025. He is a licensed Certified Public Accountant, MBA, and certified Strategic Planner, who brings over 15 years of experience as Chief Financial Officer of small, mid-stage, and public companies. Mr. Durst has experience as a Chief Financial Officer globally, having supported operations in North America, Asia, Africa, and Europe with experience across several relevant market verticals, including manufacturing, distribution, logistics, and retail. Mr. Durst was the CFO of TMS Solutions, Inc., a transcranial magnetic stimulation services company, from 2022 to 2024. From 2021 to 2023, he was the CFO of BranchOut Foods (BOF), an emerging food tech natural food brand. Mr. Durst served as the CFO of SPT Logistics, a shipping and logistics company, from 2020 to 2021. From 2019 to 2020, Mr. Durst was the CFO and Director of VR Studios, Inc., a virtual reality commercial solutions company. Prior roles include Director of Business Performance at Microsoft Corporation (USSMS&P), a partner at Moss Adams LLP, and the CEO of The Durst Group, a provider of ERP software solutions.

Benan Tumkaya. Benan Tumkaya serves as the Head of Technology for McQueen Labs, Inc. since May 1, 2024. From 2022 to 2024 Mr. Tumkaya served as a Senior Solutions Architect at CGI, Technology Consultancy where he engaged in architecting secure software and infrastructure solutions. From 2011 to 2022 Mr. Tumkaya served as the Head of Technology at the Saatchi Art Gallery where he managed all technology aspects. Mr. Tumkaya received his MBA in Business Administration from European University of Lefke and his BSC in Computer Engineering from Near East University. Mr. Tumkaya is a technology expert and multi-could architect with expertise in highly scalable, multi-tenant SaaS applications, marketplaces and e-commerce.

Jason Musante. Jason Musante has been the Chief Marketing Officer for McQueen Labs, Inc. since September 25, 2025. Between March 6, 2025, and September 25, 2025, Mr. Musante previously held the role of interim Chief Marketing Officer with the Company. He has over two decades of brand agency, marketing strategy, and creative leadership experience across startups and Fortune 500 companies. From August 2024, until February 2025 Mr. Musante served as the Executive Creative Director at We Are Glow Inc. From 2021 until 2024, Mr. Musante joined Masterworks.com, a fintech platform for investing in blue-chip art, as the Head of Brand, helping to drive growth during a period in which the company scaled to over $1 billion in assets under management. From 2016 to 2021, he served as Chief Creative Officer at Huge, an innovative multinational branding agency within Interpublic Group (IPG), one of the top three global marketing holding companies, where he led major brand initiatives, helped launch and scale new business units at Google, and developed global marketing campaigns for Vanguard. He has been recognized by The Wall Street Journal, Business Insider, Fortune Magazine, and others for his impact on brand innovation and business transformation. He is the founder of Kerhonkson Group, a brand and performance marketing consultancy focused on helping emerging companies grow through strategy, performance marketing, and AI integration. He holds an MBA from Duke University’s Fuqua School of Business. The Company believes that Mr. Musante’s deep brand agency and fintech marketing experience makes him a valuable member of the executive team as the Company enters public markets.

Paul Glavine. Paul Glavine is a co-founder and Director of McQueen Labs, Inc. since November 15, 2023. He is also the founder of Cybin, a biotech company listed on the NYSE, where he has been the CGO since September 2020, and where he served as the CEO from October 2019 to September 2020. Paul has been instrumental in raising over $300M in 5 years for Cybin, which has also received breakthrough therapy designation by the FDA. Previously, Paul was a co-founder of TruVerra, a medical Cannabinoid platform for patients, which was acquired by Supreme Cannabis Company and later acquired by Canopy Growth. He has completed financings & M&A transactions totaling mor than $400M in the last 5 years for his businesses.

Please see the biographical information for Curtis D. Hopkins and Lachlan DeFrancesco detailed above.

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Limited Liability and Indemnification of the Board of Managers, the Administrator and Others

Our operating agreement limits the liability of the Manager, the members of the Board of Managers of each series, any members of our Company, and any person who is an officer of our Company and the Administrator and its affiliates. None of the foregoing persons shall be liable to us or the Administrator or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us, including any negligent act or failure to act, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of our operating agreement or conduct that is subject of a criminal proceeding (where such person has reasonable cause to believe that such conduct was unlawful).

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Family Relationships

There are no family relationships among the Manager, Company officers and Members of the Board of Managers of each series.

Involvement in Certain Legal Proceedings

No Manager, Company Officer, Members of the Board of Managers or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Code of Ethics

We have not yet adopted a code of ethics meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. We plan to adopt a code of ethics after the qualification of our offering statement and we believe that once adopted, our code of ethics will be reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of violations; and provide accountability for adherence to the provisions of the code of ethics.

Management Compensation

Our Company was formed on April 11, 2024. The Company has not yet paid its Manager, members of the Board of Managers, Company Officers of the Administrator (our “named executive officers”) any cash or other form of compensation from inception to December 31, 2025, or to date. Therefore, we have excluded a Summary Compensation Table for the period from April 11, 2024 (inception) to December 31, 2025, for the “named executive officers.” We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company. Additionally, the Company does not intend to pay any compensation to our named executive officers in the future.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any named executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

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Employment Agreements

There are no current employment agreements between the Company and our named executive officer or understandings regarding future compensation.

Outstanding Equity Awards at Fiscal Year-End

No named executive officer received any equity awards, or holds exercisable or unexercisable options, as of December 31, 2025.

Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for directors or executive officers.

Compensation to be paid to Administrator

Pursuant to the terms of the operating agreement, the Administrator will be paid an initial fee in cash equal to the total dollar value of the compensation that a seller received for the sale of the Underlying Asset acquired by the applicable series multiplied by 100% minus the percentage received by a seller in Class A Units of the series, plus Acquisition Costs then multiplied by 11% less the Rialto Fee (the “Acquisition Fee”), which Acquisition Fees will be paid from the proceeds of the applicable series offering. If there are not sufficient funds to pay the full Acquisition Fee in cash, the Administrator will have the option to have the remaining balance paid by a number of Class A Units of the applicable series with an equal value to the amount of the Acquisition Fee that remains payable to the Administrator. The Acquisition Fee will be paid upon the completion of the applicable series offering.

Pursuant to the terms of the operating agreement, the Administrator will be paid for each full calendar quarter following the date of the acquisition of the Underlying Asset of the applicable series or the subsidiary that owns the Underlying Asset, and until the sale of such Underlying Asset of the applicable series, Class A Units of the applicable series on a quarterly basis at a rate of 0.375% of the total number of Class A units of the applicable series outstanding as of the last day of such calendar quarter (the “Administrative Fee”), with the Administrative Fee for any fractional quarterly period to be appropriately pro-rated. The Administrative Fee will be payable via the issuance to the Administrator of a number of Class A Units of the applicable series equal to the amount of the Administrative Fee rounded to the nearest whole Class A Unit. As further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report, the Administrative Fee may for a specified term, in part, be paid to the seller of the applicable Underlying Asset of the applicable series.

The Administrator may determine to sell the Underlying Asset of a series without engaging a third-party intermediary, in which event, it may charge the buyer of the Underlying Asset a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Barret-Jackson or Mecum. These amounts, if any, cannot presently be determined.

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The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Expense Reimbursement	Determination of Amount	Estimated Amount
Acquisition Fee	The Administrator will be paid a cash Acquisition Fee as well potentially receive Class A Units of a series if there are insufficient funds to pay the Acquisition Fee

An initial fee in cash equal to the total dollar value of the compensation that a seller received for the sale of the Underlying Asset acquired by the applicable series multiplied by 100% minus the percentage received by a seller in Class A Units of the series, plus Acquisition Costs then multiplied by 11% less the Rialto Fee (the “Acquisition Fee”), which Acquisition Fees will be paid from the proceeds of the applicable series offering.

If there are not sufficient funds to pay the full Acquisition Fee in cash, the Administrator will have the option to have the remaining balance paid by a number of Class A Units of the applicable series with an equal value to the amount of the Acquisition Fee that remains payable to the Administrator.

The Acquisition Fee will be paid upon the completion of the applicable series offering.

Administrative Fee	The Administrator will receive an Administrative Fee in exchange for administration services provided	For each full calendar quarter following the date of the acquisition of the Underlying Asset of the applicable series or the subsidiary that owns the Underlying Asset, and until the sale of such Underlying Asset of the applicable series, Class A Units of the applicable series on a quarterly basis at a rate of 0.375% of the total number of Class A units of the applicable series outstanding as of the last day of such calendar quarter (the “Administrative Fee”), with the Administrative Fee for any fractional quarterly period to be appropriately pro-rated. The Administrative Fee will be payable via the issuance to the Administrator of a number of Class A Units of the applicable series equal to the amount of the Administrative Fee rounded to the nearest whole Class A Unit.

Disposition of Underlying Asset without a third-party intermediary	The Administrator may determine to sell the Underlying Asset of a series without engaging a third-party intermediary, in which event, it may charge the buyer of the Underlying Asset a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Barret-Jackson or Mecum.	These amounts, if any, cannot presently be determined.

Example of Administrative Fee Calculation

The table below illustrates the number of Class A Units that would be earned by the Administrator with regard to the Administrative Fee over a period of 5 years, under an assumption that the Underlying Asset of the applicable series is held for a period of 5 years, assuming a hypothetical offering size of $1,000,000, or 50,000 Class A Units. The following table assumes that an Underlying Asset is held for 5 years, however, there is no guarantee or assurance that any Underlying Asset will be held for more or less than 5 years, or for any specific period of time.

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The following table assumes that the issuance of the Class A Units to the Administrator commences on the first day of the fiscal year. While the amounts reflected in the table below in respect of the number of Class A Units to be issued will vary in direct proportion with the size of the offering by any given series.

Year Following Completion of the Series Offering	Class A Units Issued in Such Year
1	750
2	761
3	773
4	784
5	796

The actual number of Class A Units earned by the Administrator pursuant to the Administrative Fee will be disclosed on a semi-annual basis on the Company’s filings with the SEC on Form 1-K and 1-SA, respectively.

To date, we have waived all payments of the Administrative Fee, however, there can be no assurance that we’ll continue to do so in the future.

Repayment of Advance

Some of our series offerings will have a Minimum Offering Amount, while others will not have a Minimum Offering Amount. We reserve the right to reject any subscription for any reason. A series offering with a Minimum Offering Amount will only close if (i) the Maximum Offering Amount of the applicable series has been raised, (ii) the Minimum Offering Amount of the applicable series has been raised and such amount is sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series or (iii) the Minimum Offering Amount of the applicable series has been raised, but such amount is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, and the Company’s Administrator agrees to advance funds to the series in such amount as to enable it to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series. Any such advance will be interest free and repayable in cash from the proceeds of the applicable series offering or in Class A Units of the series. The Administrator will be under no obligation to make such an advance. For any series offering where no Minimum Offering Amount applies, the Company may hold a closing at a date and time determined by the Company, in its sole discretion, without the requirement that any minimum amount of Class A Units be sold. For series offerings with no Minimum Offering Amount the offering will terminate on the date the Maximum Offering Amount is raised or a date at which the offering is earlier terminated by the Company at its sole discretion. In a series offering with no Minimum Offering Amount, if the total amount raised is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, then the Company’s Administrator may, but is not required to, make the Advance. The amount, if any, of the Advance, for any series, will be disclosed on a semi-annual basis on the Company’s filings with the SEC on Form 1-K and 1-SA, respectively, as well as in a Form 1-U upon a closing of the applicable series offering.

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Item 4. Security Ownership of Management and Certain Securityholders

Prior to giving effect to each series offering, McQueen Labs Inc., the Company’s Manager holds a Class X Unit of each series of the Company. Additionally, each of the following applicable sellers hold or are expected to hold the following number of Class A Units and Class B Units of the applicable series as follows:

Name of Series	Name of Seller	Number of Class A Units(5)		Number of Class B Units
Series McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach	Devlin DeFrancesco(1)	15,300		0
McQueen Labs Series LLC - Series 002 1984 Ferrari 512	Lachlan DeFrancesco(2)	11,475		0
McQueen Labs Series LLC - Series 003 2012 Lexus LFA	Delavaco Holdings Inc.(3)	20,400		1	(7)
McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam	MQ Solarbeam AMG, LLC(4)	0	(8)	0
McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT	Mushman Collectibles and Investments LLC(6)	0		0

(1)	Devlin DeFrancesco is the brother of Lachlan DeFrancesco(2). Devlin DeFrancesco is also a shareholder of the Administrator and Manager through shares of the Administrator and Manager held by an entity which he owns.
(2)	Lachlan DeFrancesco is an officer and director of the Administrator and Manager, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. Lachlan DeFrancesco will also own 47% of the Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 after the closing of that series offering as well as one Class B Unit of that series.
(3)	Delavaco Holdings Inc. is owned by Catherine DeFrancesco, who is the mother of Lachlan DeFrancesco(2). Catherine DeFrancesco is also a shareholder of the Administrator and Manager through shares of the Administrator and Manager held by an entity which she owns.
(4)	MQ Solarbeam AMG, LLC is wholly owned by the Administrator, and Curtis D. Hopkins will have voting and dispositive control over the shares held by MQ Solarbeam AMG, LLC.
(5)	There may be instances where, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series. Accordingly, the above listed sellers may receive a number of Class A Units comprising part of the applicable Cash Payment in addition to the number of Class A Units listed above.
Where a series is purchasing a subsidiary that owns the Underlying Asset pursuant to a Membership Interest Purchase Agreement, the Seller may elect to accept repayment of the Principal Amount under the Note issued as payment, in any combination of cash, which will be paid from the proceeds of the applicable series offering or Class A Units of the applicable at a price of $20 per Unit of the Units offered in the series offering of such series, and we cannot predict at this time the form of the repayment and accordingly, the number of shares noted here may be subject to adjustment.
(6)	Mushman Collectibles and Investments LLC is wholly owned by the Administrator, and Curtis D. Hopkins will have voting and dispositive control over the shares held by Mushman Collectibles and Investments LLC.
(7)	The Class B Unit for McQueen Labs Series LLC - Series 003 2012 Lexus LFA has not been issued at this time, and may or may not be issued in the future.
(8)	On March 6, 2026, 8,493 Class A Units were issued by McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam to MQ Solarbeam AMG, LLC, at the closing of that series offering as part of the payment for the 2014 Mercedes Solarbeam and the foregoing Class A Unit were subsequently transferred to McQueen Labs Inc, on March 24, 2026 in exchange for $169,850.

Pursuant to the Management Services Agreement, the Administrator will be paid a cash fee in an amount equal to the total dollar value of the compensation that a seller received for the sale of the Underlying Asset acquired by the applicable series multiplied by 100% minus the percentage received by a seller in Class A Units of the series, plus Acquisition Costs then multiplied by 11% less the Rialto Fee (the “Acquisition Fee”) which Acquisition Fees will be payable upon the acquisition of the applicable Series Asset. If there are not sufficient funds to pay the full Acquisition Fee in cash, the Administrator will have the option to have the remaining balance paid by a number of Class A Units of the applicable series with an equal value to the amount of the Acquisition Fee that remains payable to the Administrator. The Acquisition Fee will be paid upon the completion of the applicable series offering.

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Pursuant to the terms of the operating agreement, the Administrator will be paid for each full calendar quarter following the date of the acquisition of the Underlying Asset of the applicable series or the subsidiary that owns the Underlying Asset, and until the sale of such Underlying Asset of the applicable series, Class A Units of the applicable series on a quarterly basis at a rate of 0.375% of the total number of Class A units of the applicable series outstanding as of the last day of such calendar quarter (the “Administrative Fee”), with the Administrative Fee for any fractional quarterly period to be appropriately pro-rated. The Administrative Fee will be payable via the issuance to the Administrator of a number of Class A Units of the applicable series equal to the amount of the Administrative Fee rounded to the nearest whole Class A Unit. As further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report, the Administrative Fee may for a specified term, in part, be paid to the seller of the applicable Underlying Asset of the applicable series.

None of the members of any of the board of managers for any series of the Company hold any units of the Company or any series.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of the Company at 261 NE 61st St, Miami, Florida 33137. We have determined beneficial ownership in accordance with the rules of the SEC.

Company management owns the following Company Class A Units as of April 22, 2026, and will own the following Class A units after each series offering.

		Class A Units Beneficially Owned Prior to the Series Offering		Class A Units Beneficially Owned After the Series Offering
Name of Beneficial Owner	Series Name	Number	Percent	Number	Percent(4)
Curtis D. Hopkins, Chief Executive Officer(2)	Applicable to each Series	-	-	-	-

Jonathan Held, Chief Financial Officer and Secretary	Applicable to McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach	-	-	26	* %

Paul Glavine, Director	Applicable to McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach	-	-	2,250	6.92%

Lachlan DeFrancesco (3)	Applicable to McQueen Labs Series LLC - Series 002 1984 Ferrari 512	-	-	11,475	47%

Lachlan DeFrancesco (3)	Applicable to McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam	-	-	150	* %

McQueen Labs Inc.(1)	Applicable to McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach	-	-	-	-

McQueen Labs Inc.(1)	Applicable to McQueen Labs Series LLC - Series 002 1984 Ferrari 512	-	-	-	-

McQueen Labs Inc.(1)	Applicable to McQueen Labs Series LLC - Series 003 2012 Lexus LFA	-	-	-	-

McQueen Labs Inc.(1)	Applicable to McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam	-	-	10,761	27.36%

McQueen Labs Inc.(1)	Applicable to McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT	-	-	-	-

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*Less than 1%.

(1)McQueen Labs Inc. is the Company’s Manager and the administrator of each series. Curtis D. Hopkins is the individual who has voting and dispositive control over the Class A units held by McQueen Labs Inc. McQueen Labs Inc. is also the Company’s Administrator and will receive Class A Units if each series pursuant to the Administrative Fee and may receive Class A Units of a series pursuant to the Acquisition Fee. Please see the section entitled “Compensation to be paid to Administrator” for additional information. McQueen Labs Inc. will also hold a Class X Unit of each series. The Manager will be the only holder of the Class X Unit. The Class X Unit is entitled to one (1) vote per unit on matters requiring member consent or approval, both at the series level and for the Company overall and has the right to appoint up to two managers of each series Board of Managers. After Class A Units receive distributions equal to 100% of their original purchase price with respect to such Class A Units of such series, distributions are split with 80% going to Class A Units and 20% to the Class X Unit, proportionate to their unit holdings in each series. Class X Units are not convertible or exchangeable into any other securities of the Company or any applicable series. Some of our series offerings will have a Minimum Offering Amount, while others will not have a Minimum Offering Amount. If the Minimum Offering Amount of an applicable series has been raised, but such amount is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, the Company’s Administrator may agree to advance funds to the series in such amount as to enable it to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series. In a series offering with no Minimum Offering Amount, if the total amount raised is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, then the Company’s Administrator may, but is not required to, make the Advance. Any such advance will be interest free and repayable in cash from the proceeds of the applicable series offering or in Class A Units of the series. The Administrator will be under no obligation to make such an advance.

(2) Curtis D. Hopkins is the Chief Executive Officer and Director of the Administrator and Manager, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA, McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam and McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT.

(3)Lachlan DeFrancesco is an officer and director of the Administrator and Manager, as well as the seller of the automobile to McQueen Labs Series LLC - Series 002 1984 Ferrari 512, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA, McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam and McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT. He will hold 11,475 Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 as well as one Class B Unit of that series.

(4)Assuming all offered Class A Units are sold.

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Without conceding that the Class A Units of any series of the Company constitute “voting securities” under Rule 405 of the Securities Act, we agree to provide a table disclosing the information called for under Item 12 of Form 1-A with respect to each person that holds in excess of 10% of interests in a series of the Company. The following table sets forth information with respect to the number of units of each of our Series beneficially owned by all persons who own more than ten percent of any series as of April 22, 2026:

Series Name	Beneficial Owner	Number of Interests Owned	Percent of Class
Series McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach	IV M Investment Limited Partnership(1)	12,669	38.99	(3)%
	Devlin DeFrancesco	15,300	47.09	(3)%

McQueen Labs Series LLC - Series 002 1984 Ferrari 512
McQueen Labs Series LLC - Series 003 2012 Lexus LFA
McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam	Sarosh Mistry	19,650	49.95	(4)%
	Clayton Adams	7,500	19.07	(4)%
	McQueen Labs Inc.(2)	10,761	27.36	(4)%
McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT

(1)Derrick Chiu has voting and dispositive control over the Class A Units of McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach held by IV M Investment Limited Partnership.

(2) )McQueen Labs Inc. is the Company’s Manager and the administrator of each series. Curtis D. Hopkins is the individual who has voting and dispositive control over the Class A units held by McQueen Labs Inc. McQueen Labs Inc. is also the Company’s Administrator and will receive Class A Units if each series pursuant to the Administrative Fee and may receive Class A Units of a series pursuant to the Acquisition Fee. Please see the section entitled “Compensation to be paid to Administrator” for additional information. McQueen Labs Inc. will also hold a Class X Unit of each series. The Manager will be the only holder of the Class X Unit. The Class X Unit is entitled to one (1) vote per unit on matters requiring member consent or approval, both at the series level and for the Company overall and has the right to appoint up to two managers of each series Board of Managers. After Class A Units receive distributions equal to 100% of their original purchase price with respect to such Class A Units of such series, distributions are split with 80% going to Class A Units and 20% to the Class X Unit, proportionate to their unit holdings in each series. Class X Units are not convertible or exchangeable into any other securities of the Company or any applicable series. Some of our series offerings will have a Minimum Offering Amount, while others will not have a Minimum Offering Amount. If the Minimum Offering Amount of an applicable series has been raised, but such amount is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, the Company’s Administrator may agree to advance funds to the series in such amount as to enable it to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series. In a series offering with no Minimum Offering Amount, if the total amount raised is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, then the Company’s Administrator may, but is not required to, make the Advance. Any such advance will be interest free and repayable in cash from the proceeds of the applicable series offering or in Class A Units of the series. The Administrator will be under no obligation to make such an advance.

(3) Based on 32,493 Class A Units of Series McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach issued and outstanding as of April 22, 2026.

(4) Based on 39,336 Class A Units of McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam issued and outstanding as of April 22, 2026.

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Item 5. Interest of Management and Others in Certain Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in the sections titled “Management” and “Management Compensation,” the following is a description of each transaction since April 11, 2024 (inception of the Company) and each currently proposed transaction in which:

●	We and any subsidiaries thereof have been or will be a participant;

●	the amount involved exceeds the lesser of $0 or one percent of the average of the smaller reporting company’s total assets at year end for the last two completed fiscal years

●	any of our management or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Share Issuance

On May 15, 2024, we sold and issued one (1) Class X Unit of each of the following series: Series McQueen Labs Series LLC - Series 001 1986, Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512 and McQueen Labs Series LLC - Series 003 2012 Lexus LFA to our Manager in exchange for $1.00 each. On September 13, 2024, we sold and issued one (1) Class X Unit of McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. On March 3, 2025, we sold and issued one (1) Class X Unit of McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT.

During the year ended December 31, 2025, McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach completed its offering pursuant to File No. 024-12450, issuing 17,193 Class A Units for gross proceeds of $343,860. McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach also issued an additional 15,300 Class A Units to Devlin DeFrancesco valued at $306,000 as part of the acquisition of an Underlying Asset. As noted below, McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach acquired its Underlying Asset, the 1986 Lamborghini Countach, from Devlin DeFrancesco who is the brother of Lachlan DeFrancesco, who is an officer and director of the Administrator and Manager as well as the seller of the automobile to McQueen Labs Series LLC - Series 002 1984 Ferrari 512, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. Lachlan DeFrancesco will also own 47% of the Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 after the closing of that series offering as well as one Class B Unit of that series. Devlin DeFrancesco is also a shareholder of the Administrator and Manager through shares of the Administrator and Manager held by an entity which he owns.

Subsequent to the year ended December 31, 2025, McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam completed its offering pursuant to File No. 024-12450, issuing 28,575 Class A units for gross proceeds of $571,500. McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam also issued and additional 2,269 Class A units as partial payment for an Acquisition fee to the Administrator, and an additional 8,493 Class A units to MQ Solarbeam AMG, LLC, a wholly owned subsidiary of the Administrator as part of the acquisition of an Underlying Asset.

Fees Paid to our Administrator

Pursuant to the terms of the operating agreement, the Administrator will be paid an initial fee in cash in an amount equal to the total dollar value of the compensation that a seller received for the sale of the Underlying Asset acquired by the applicable series multiplied by 100% minus the percentage received by a seller in Class A Units of the series, plus Acquisition Costs then multiplied by 11% less the Rialto Fee (the “Acquisition Fee”), which Acquisition Fees will be paid from the proceeds of the applicable series offering. If there are not sufficient funds to pay the full Acquisition Fee in cash, the Administrator will have the option to have the remaining balance paid by a number of Class A Units of the applicable series with an equal value to the amount of the Acquisition Fee that remains payable to the Administrator. The Acquisition Fee will be paid upon the completion of the applicable series offering.

Pursuant to the terms of the operating agreement, the Administrator will be paid for each full calendar quarter following the date of the acquisition of the Underlying Asset of the applicable series or the subsidiary that owns the Underlying Asset, and until the sale of such Underlying Asset of the applicable series, Class A Units of the applicable series on a quarterly basis at a rate of 0.375% of the total number of Class A units of the applicable series outstanding as of the last day of such calendar quarter (the “Administrative Fee”), with the Administrative Fee for any fractional quarterly to be appropriately pro-rated. The Administrative Fee will be payable via the issuance to the Administrator of a number of Class A Units of the applicable series equal to the amount of the Administrative Fee rounded to the nearest whole Class A Unit. As further discussed in detail under the heading “Asset Purchase Agreement” on page 8 of this Annual Report, the Administrative Fee may for a specified term, in part, be paid to the seller of the applicable Underlying Asset of the applicable series. To date, we have waived all payments of the Administrative Fee, however, there can be no assurance that we’ll continue to do so in the future.

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The Administrator may determine to sell the Underlying Asset of a series without engaging a third-party intermediary, in which event, it may charge the buyer of the Underlying Asset a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Barret-Jackson or Mecum. These amounts, if any, cannot presently be determined.

Repayment of Advance

Some of our series offerings will have a Minimum Offering Amount, while others will not have a Minimum Offering Amount. If the Minimum Offering Amount of an applicable series has been raised, but such amount is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, the Company’s Administrator may agree to advance funds to the series in such amount as to enable it to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series. In a series offering with no Minimum Offering Amount, if the total amount raised is not sufficient for the series to purchase the Underlying Asset or the subsidiary that owns the Underlying Asset of such series, then the Company’s Administrator may, but is not required to, make the Advance. Any such advance will be interest free and repayable in cash from the proceeds of the applicable series offering or in Class A Units of the series. The Administrator will be under no obligation to make such an advance.

Class B Unit Holders

After the Closing of a purchase of an Underlying Asset or a subsidiary that owns the Underlying Asset by a series, if the seller obtains a certain ownership of Class A Units of the applicable series (greater than 25%) at the closing of the purchase of the applicable Underlying Asset, the seller will hold a Class B Unit of that series and upon closing of a series offering, will hold a portion of the issued and outstanding Class A Units of such series and may have the right to designate a person to become one of the managers on the board of managers of that series. The Certificate of Registered Series of the applicable series will set forth whether a Class B Unit of such series will be issued. There may be instances where a series or a wholly owned subsidiary of the series will acquire an Underlying Asset, or a subsidiary that owns the Underlying Asset, solely in exchange for a cash payment using the proceeds of the applicable series offering, in which case there will be no Class B Unit of such series issued and the seller will not be issued any Class A Units of such series.

Underlying Assets Acquired from Related Parties

Certain Underlying Assets to be acquired by an applicable series may be acquired from related parties of the Company. The fact that certain Underlying Assets to be acquired by an applicable series may be acquired from related parties raises the following risks:

●	Related-Party Transaction Risks: Acquiring assets from related parties introduces a risk of conflicts of interest and potentially less favorable transaction terms. These transactions may not always be conducted at arm’s length, which could result in the series paying more for an asset than its fair market value. Such practices not only affect the series’ ability to sell the asset at a profit but also raise concerns regarding the transparency and fairness of the transaction process.

●	Valuation Risks: Accurately valuing assets acquired from related parties can be particularly challenging. The close relationship between the seller and the Company might influence the asset’s purchase price, which may not accurately reflect its market value. Such discrepancies could affect the series’ financial performance, especially if the asset is later sold at a market price significantly lower than the purchase price.

●	Investor Confidence and Reputation Risk: Transactions with related parties may affect investor confidence in the Company’s governance and operational integrity. Perceived or actual conflicts of interest in these transactions could deter potential investors and negatively impact the Company’s reputation, hindering its ability to attract investment and achieve its resale objectives.

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●	Operational Diligence and Oversight: Managing the additional layer of complexity and ensuring compliance in related-party transactions requires rigorous operational diligence and oversight. The series must implement robust mechanisms to identify, assess, and mitigate the risks associated with these transactions to protect the interests of its investors.

Investors are advised to carefully consider the potential foregoing risks associated with the acquisition of assets from related parties.

To date, the following series have acquired or plan to acquire their Underlying Asset from related parties:

McQueen Labs Series LLC - Series 002 1984 Ferrari 512 will acquire its Underlying Asset, the 1984 Ferrari 512, from Lachlan DeFrancesco, who is an officer and director of the Administrator and Manager, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. Lachlan DeFrancesco will also own 47% of the Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 after the closing of that series offering as well as one Class B Unit of that series. Pursuant to the Asset Purchase Agreement, Lachlan DeFrancesco will receive 11,475 Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512, a Class B Unit of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 and a cash payment of $85,150. Additionally, a Third-Party Amount of $135,000 on the Underlying Asset will be paid from the proceeds of the McQueen Labs Series LLC - Series 002 1984 Ferrari 512 series offering.

McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach acquired its Underlying Asset, the 1986 Lamborghini Countach, from Devlin DeFrancesco who is the brother of Lachlan DeFrancesco, who is an officer and director of the Administrator and Manager as well as the seller of the automobile to McQueen Labs Series LLC - Series 002 1984 Ferrari 512, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. Lachlan DeFrancesco will also own 47% of the Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 after the closing of that series offering as well as one Class B Unit of that series. Devlin DeFrancesco is also a shareholder of the Administrator and Manager through shares of the Administrator and Manager held by an entity which he owns. Pursuant to the Asset Purchase Agreement, Devlin DeFrancesco received 15,300 Class A Units of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, and a cash payment of $218,650. Additionally, a Third-Party Amount of $75,350 on the Underlying Asset was paid from the proceeds of the McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach series offering. On September 2, 2025, the Company, on behalf of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, entered into a Motor Vehicle Bill of Sale pursuant to which the Company agreed to effect the sale of the 1986 Lamborghini Countach held by McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach to Ultimate Motors Inc., dba Ft. Lauderdale Collection (“Ft. Lauderdale Collection”), in exchange for $735,000.00 (the “Countach Closing Fee”). The Company received the Countach Closing Fee on March 6, 2026, with the title of the 1986 Lamborghini Countach formally transferring to Ft. Lauderdale Collection on March 16, 2026. Prior to entry into the Motor Vehicle Bill of Sale, on January 23, 2025, Diablo 6.0 VT GT – Montana LLC, a subsidiary of McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT, a separate series of McQueen Labs Series, LLC entered into a Motor Vehicle Purchase Agreement to purchase a 2001 Lamborghini Diablo 6.0 VT GT from Ft. Lauderdale Collection.

McQueen Labs Series LLC – Series 003 – 2012 Lexus LFA’s, wholly owned subsidiary Series – 003 – 2012 Lexus LFA – Montana LLC will acquire its Underlying Asset, the 2012 Lexus LFA, from Delavaco Holdings Inc., which is owned by Catherine DeFrancesco, who is the mother of Lachlan DeFrancesco, who is an officer and director of the Administrator and Manager as well as the seller of the automobile to McQueen Labs Series LLC - Series 002 1984 Ferrari 512, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA and McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam. Lachlan DeFrancesco will also own 47% of the Class A Units of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 after the closing of that series offering as well as one Class B Unit of that series. Catherine DeFrancesco is also a shareholder of the Administrator and Manager through shares of the Administrator and Manager held by an entity which she owns. Pursuant to the Asset Purchase Agreement, Catherine DeFrancesco will receive 20,400 Class A Units of McQueen Labs Series LLC – Series 003 – 2012 Lexus LFA, a Class B Unit of McQueen Labs Series LLC – Series 003 – 2012 Lexus LFA and a cash payment of $67,156.48. Additionally, a Third-Party Amount of $373,493.52 on the Underlying Asset will be paid from the proceeds of the McQueen Labs Series LLC – Series 003 – 2012 Lexus LFA series offering.

70

McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam acquired its Underlying Asset, the 2014 Mercedes SLS AMG Black Series from MQ Solarbeam AMG, LLC, which is wholly owned by the Administrator. Curtis D. Hopkins is the Chief Executive Officer and Director of the Administrator and Manager, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA, McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam and McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT. Pursuant to the Asset Purchase Agreement, MQ Solarbeam AMG, LLC received 8,493 Class A Units of McQueen Labs Series LLC - Series 004 -2014 Mercedes Solarbeam. The Company paid the Acquisition Fee to the Administrator, in a combination of $31,135.75 and 2,269 Class A Units of McQueen Labs Series LLC Series 004 - 2014 Mercedes Solarbeam On February 25, 2026, the Company, on behalf of McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam entered into a Motor Vehicle Bill of Sale pursuant to which the Company agreed to effect the sale of the 2014 Mercedes Solarbeam held by McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam to Sourced AG LLC, in exchange for $1,020,000.00 (the “SLS Closing Fee”). The Company received the SLS Closing Fee on March 23, 2026, with the title of the 2014 Mercedes Solarbeam formally transferring to Sourced AG LLC on March 25, 2026.

McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT’s, has acquired, Diablo 6.0 VT GT – Montana LLC, a Montana limited liability company which was formed on December 13, 2024 which holds title to this Underlying Asset, the 2001 Lamborghini Diablo, in exchange for a Promissory Note in the amount of $1,015,000 from Mushman Collectibles and Investments LLC, which is wholly owned by the Administrator. Curtis D. Hopkins is the Chief Executive Officer and Director of the Administrator and Manager, as well as a member of the Board of Managers for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach, McQueen Labs Series LLC - Series 002 1984 Ferrari 512, McQueen Labs Series LLC - Series 003 2012 Lexus LFA, McQueen Labs Series LLC – Series 004 – 2014 Mercedes Solarbeam and McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT.

There may be instances where a series is purchasing its Underlying Asset from a seller pursuant to an Asset Purchase Agreement, and the series has an applicable Minimum Offering Amount, if the applicable series has raised the Minimum Offering Amount, the applicable series and its seller may agree for the seller to receive part of the Cash Payment in Class A Units of the applicable series. Accordingly, the above listed sellers that are related parties may receive a number of Class A Units comprising part of the applicable Cash Payment in addition to the number of Class A Units listed above. Where a series is purchasing a subsidiary that owns the Underlying Asset pursuant to a Membership Interest Purchase Agreement, the Seller may elect to accept repayment of the Principal Amount under the Note issued as payment, in any combination of cash, which will be paid from the proceeds of the applicable series offering or Class A Units of the applicable at a price of $20 per Unit of the Units offered in the series offering of such series, and we cannot predict at this time the form of the repayment. Accordingly, the above listed sellers that are related parties may receive a number of Class A Units comprising part of the applicable Principal Amount in addition to the number of Class A Units listed above.

Our Management will have other business interests and obligations to other entities

The Company and/or its respective affiliates, shareholders, members, partners, managers, directors, officers and employees will devote as much time to our affairs as is reasonably required in the judgment of the Company as applicable. Such affiliates, shareholders, members, partners, managers, directors, officers and employees will not be precluded from engaging directly or indirectly in any other business or other activity, including the same type of business as conducted by the Company.

None of the officers and directors of the Company will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not otherwise breach their agreements with the Company. We are dependent on these persons to successfully operate the Company. Their other business interests and activities could divert time and attention from operating the Company.

The holders of the Class A Units will have no voting rights. Accordingly, holders of the Class A Units will be relying on the judgment of the Company’s management as to the operations of the Company.

71

Policies and Procedures for Related Party Transactions

Following the offering, the Manager will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our management;

●	any beneficial owner of more than 10% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

Our Manager will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

●	would cast doubt on the independence of a management member;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Manager will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Manager will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, cancelling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us.

Item 6. Other Information

None.

72

Item 7. Financial Statements

McQueen Labs Series, LLC

Consolidated Financial Statements and Independent Auditor’s Report

For the Year Ended December 31, 2025

F-1

1 E Erie St, STE 525-2419 Chicago, IL 60611 Tel: (+1) 312-313-0350 E-Fax: (+1) 312-277-3901 audit@smartsolutionscpa.com www.smartsolutionsCPA.com

Independent Auditor’s Report

To the Management of McQueen Labs Series, LLC

Opinion

We have audited the consolidated financial statements of McQueen Labs Series, LLC (the “Company”), which comprise the consolidated balance sheet as of December 31, 2025 and 2024, and the related consolidated statements of Income, Changes in Members’ Equity, and Cash Flows for the years then ended and the related Notes to the consolidated Financial Statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its consolidated cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements” section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with Generally Accepted Auditing Standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

Smart Solutions CPA Inc. is an independent alliance member of CLA Global. See CLAglobal.com/disclaimer.

F-2

1 E Erie St, STE 525-2419 Chicago, IL 60611 Tel: (+1) 312-313-0350 E-Fax: (+1) 312-277-3901 audit@smartsolutionscpa.com www.smartsolutionsCPA.com

To the Management of McQueen Labs Series, LLC

In performing an audit in accordance with Generally Accepted Auditing Standards, we:

■	Exercise professional judgment and maintain professional skepticism throughout the audit.

■	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

■	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

■	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by the management, as well as evaluate the overall presentation of the consolidated financial statements.

■	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Noman Tahir, CPA

License: 065.054304

Chicago

State of Illinois

April 16, 2026

Smart Solutions CPA Inc. is an independent alliance member of CLA Global. See CLAglobal.com/disclaimer.

F-3

McQueen Labs Series, LLC

Consolidated Balance Sheet

As of December 31, 2025 and 2024

	Series 001	Series 002	Series 003	Series 004	Series 005	2025 Total	2024 Total

Assets
Current assets
Cash and cash equivalents	$15,785	$-	$-	$-	$-	$15,785	$-
Due from related party	1	1	1	1	1	5	4
Total current assets	15,786	1	1	1	1	15,790	4

Non-current assets
Collectible Assets	600,000	-	-	-	1,015,000	1,615,000	-
Total non-current assets	600,000	-	-	-	1,015,000	1,615,000	-

Total assets	$615,786	$1	$1	$1	$1,015,001	$1,630,790	$4

Liabilities and equity
Current liabilities
Promissory note payable	$-	$-	$-	$-	$1,015,000	$1,015,000	$-
Total current liabilities	-	-	-	-	1,015,000	1,015,000	-

Non-current liabilities
Total non-current liabilities	-	-	-	-	-	-	-
Total liabilities	-	-	-	-	1,015,000	-	-

Equity
Members’ capital	649,861	1	1	1	1	649,865	4
Accumulated deficit	(34,075)	-	-	-	-	(34,075)	-
Total equity	615,786	1	1	1	1	615,790	4

Total liabilities and equity	$615,786	$1	$1	$1	$1,015,001	$1,630,790	$4

The accompanying notes are an integral part of these consolidated financial statements.

F-4

McQueen Labs Series, LLC

Consolidated Income Statement

For the years ended December 31, 2025 and 2024

	Series 001	Series 002	Series 003	Series 004	Series 005	2025 Total	2024 Total

Revenue	$-	$-	$-	$-	$-	$-	$-
Total Revenue	-	-	-	-	-	-	-

Expenses
Management fee (Note 9)	34,075	-	-	-	-	34,075	-
Total expenses	34,075	-	-	-	-	34,075	-

Net loss	$(34,075)	$-	$-	$-	$-	$(34,075)	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

McQueen Labs Series, LLC

Consolidated Statement of Members’ Equity

For the years ended December 31, 2025 and 2024

	Series 001	Series 002	Series 003	Series 004	Series 005	Total

As of April 11, 2024	$-	$-	$-	$-	$-	$-

Net income	-	-	-	-	-	-
Capital contribution	1	1	1	1	-	4
As of December 31, 2024	$1	$1	$1	$1	$-	$4

Net loss	(34,075)	-	-	-	-	(34,075)
Capital contribution (Note 7)	649,860	-	-	-	1	649,861
As of December 31, 2025	$615,786	$1	$1	$1	$1	$615,790

The accompanying notes are an integral part of these consolidated financial statements.

F-6

McQueen Labs Series, LLC

Consolidated Statement of Cash Flows

For the years ended December 31, 2025 and 2024

	Series 001	Series 002	Series 003	Series 004	Series 005	2025 Total	2024 Total

Operating activities:
Net loss	$(34,075)	$-	$-	$-	$-	$(34,075)	$-
Net cash used in operating activities	(34,075)	-	-	-	-	(34,075)	-

Investing activities:
Investment in collectible assets (Note 5)	(294,000)	-	-	-	-	(294,000)	-
Net cash used in investing activities	(294,000)	-	-	-	-	(294,000)	-

Financing activities:
Capital contribution (Note 5)	343,860	-	-	-	-	343,860	-
Net cash provided by financing activities	343,860	-	-	-	-	343,860	-

Net increase in cash and cash equivalents	15,785	-	-	-	-	15,785	-
Cash and cash equivalents, beginning of year	-	-	-	-	-	-	-
Cash and cash equivalents, end of year	$15,785	$-	$-	$-	$-	$15,785	$-

Non-cash investing and financing transactions:
Due from related party for the issuance of Class X units	$-	$-	$-	$-	$1	$1	$4
Collectible assets received in exchange for membership units	$306,000	$-	$-	$-	$-	$306,000	$-
Collectible assets received in exchange for promissory note	$-	$-	$-	$-	$1,015,000	$1,015,000	$-

Supplemental Disclosures:
Interest paid	$-	$-	$-	$-	$-	$-	$-
Income taxes paid	$-	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

McQueen Labs Series, LLC

Notes to the Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

Note - 1 Nature of operations

McQueen Labs Series, LLC (the “Company”) is a Delaware series limited liability company formed on April 11, 2024. The Company’s core business is the identification, acquisition, marketing and management of collectible automobiles and works of art, collectively referred to as “Collectible Assets” or the “Asset Class,” for the benefit of the investors. The Company is wholly owned and managed by McQueen Labs Inc., a Delaware corporation (the “Manager”). The Manager is a technology and marketing company that operates the McQueen Platform (the “Platform”) and manages the assets owned by the Company in its role as the Manager of each Series. The Manager shall receive a Class X unit in each Series granting it certain rights.

Each Series will own unique Collectible Assets (an “Underlying Asset”) and the assets and liabilities of each Series will be separate in accordance with Delaware law. A purchaser of Class A units (an “Investor”) in any Series acquires a proportional unit of assets, liabilities, profits, and losses as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an Offering related to that particular Series is a single Underlying Asset.

Note - 2 Summary of significant accounting policies

Basis of Accounting

The preparation of these consolidated financial statements and accompanying notes in conformity with United States of America generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ from those estimates.

The consolidated financial statements include the accounts of the Company and each Series as listed in Note 13, after eliminating inter-company balances and transactions, if any.

Cash and cash equivalents

Cash and cash equivalents comprise cash at banks and cash in hand. It represents money market funds or short-term investments with original maturities of three months or less from the date of purchase, except for those amounts that are held in the investment portfolio which are invested for long-term purposes.

Investments in Tangible Assets

Investments in Tangible Assets are recorded at cost, which includes the purchase price, applicable taxes, deposits, and acquisition fees. The Company holds these assets for long-term investment and potential appreciation, rather than for use in operations or sale in the ordinary course of business. The collectible assets are long-lived tangible assets that the Company intends to preserve in a manner that maintains their condition and service potential. As a result, the Company does not record depreciation on these assets because management believes they have indefinite useful lives.

F-8

McQueen Labs Series, LLC

Notes to the Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

The underlying assets are reviewed for impairment annually, or more frequently whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. No impairment losses were recognized during the years ended December 31, 2025 and 2024.

Promissory note payable

Promissory note payable is initially recognized at the present value of the contractual payment obligations at the time of issuance. When a promissory note is issued in connection with the acquisition of assets, the initial carrying amount of the note is based on the fair value of the consideration exchanged or, if not readily determinable, on the present value of future payments discounted using a market-based interest rate. Subsequent to initial recognition, promissory note is measured at amortized cost, and any discount or premium is amortized using the effective interest method and recognized as interest expense.

Promissory note payable may be entered into with related parties or third parties. Management evaluates the terms of each note, including stated or implied interest, maturity, security, and any rights to settle in equity instruments, to ensure appropriate recognition, measurement, and disclosure. For non-interest-bearing notes or notes with below-market interest rates, management assesses whether the contractual term and other conditions are such that the face amount of the note reasonably approximates its present value. In cases where the expected term is short (for example, contractual maturity within approximately one year of issuance) and any discount that would result from imputing interest under applicable accounting guidance would be immaterial, the Company records the note at its face amount, and the carrying amount is considered to approximate fair value.

Management fees

All the proceeds from a series offering will be used to pay, directly or indirectly, for the acquisition of the Underlying Asset, and to pay an expense allocation to the Manager, equal to 11% of the purchase price of the Underlying Asset (the “Acquisition Fee”). If the costs associated with the acquisition for the Series are greater than the fees payable to the Manager, then the Manager shall have the right to receive additional compensation.

Administrative fees

The Manager has the right to receive administrative fee payable in interests at a rate of 0.375% per quarter (the “Administrative Fee”). If the operating costs for the Series are greater than the fees payable to the Manager, then the Manager shall have the right to receive additional compensation.

The Manager also has the right to receive a unit of 20% of the profits upon the sale of the underlying Assets, which is calculated by ensuring all the investors who have acquired interests, receive back 100% of their investment. Then of the remaining funds to distribute, the Manager shall receive 20%.

F-9

McQueen Labs Series, LLC

Notes to the Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

Income taxes

The Company has elected to be treated as a C Corporation under the Internal Revenue Code. Under this election, the Company is required to pay federal and state taxes. The Company recognizes income tax expense based on taxable income for the period and complies with applicable federal and state tax laws and regulations.

Note 3 - Cash and cash equivalents

	2025	2024
		(Nine months)

Bank balances	$15,785	$-
	$15,785	$-

Note 4 - Due from related party

	Relationship	2025	2024
			(Nine months)

McQueen Labs Inc.	Manager	$5	$4
		$5	$4

4.1 - The Company issued one Class X unit for Series 005 in exchange for $1 per Class X unit during the year ended December 31, 2025. The Class X unit grant the Manager specific rights with respect to each Series, in accordance with the terms of the Operating Agreement.

Note 5 - Collectible Assets

		2025	2024
			(Nine months)

Collectible asset - Series 005	5.1	$1,015,000	$-
Collectible asset - Series 001	5.2	600,000	-
		$1,615,000	$-

5.1 - The Company, through Series 005, acquired a 2001 Lamborghini Diablo VT for $1,015,000 during the year ended December 31, 2025. The acquisition was completed through the purchase of 100% of the membership interests in Diablo 6.0 VT GT – Montana LLC from Mushman Collectibles and Investment LLC for $1,015,000, a wholly owned subsidiary of the Manager, financed through a promissory note payable.

5.2 - The Company, through Series 001, acquired a 1986 Lamborghini Countach for $600,000 during the year ended December 31, 2025. The acquisition was completed through a direct asset purchase agreement and bill of sale, with consideration comprising Class A units valued at $306,000 and cash of $294,000.

F-10

McQueen Labs Series, LLC

Notes to the Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

Note 6 - Promissory note payable

		2025	2024
			(Nine months)

Series 005	6.1	$1,015,000	$-
Total promissory note payable		$1,015,000	$-

6.1 - The Series 005 issued a $1,015,000 non-interest-bearing promissory note to Mushman Collectibles and Investments LLC, a related party, in connection with its acquisition of 100% of the membership interests in Diablo 6.0 VT GT – Montana LLC, which indirectly holds the underlying collectible asset. The note is unsecured, payable at the earlier of (i) 10 days following the closing on the maximum offering amount in accordance with the Company’s offering circular, or (ii) 180 days from the date of the related purchase agreement, subject to extension upon mutual written agreement of the parties, and may be prepaid without penalty. Repayment may be settled in cash and/or Class A units in accordance with the terms of the note. As of December 31, 2025, the promissory note had matured and remained outstanding. The Company is in discussions with the related party regarding extension or settlement of the note.

Note 7 - Members’ capital

Members’ capital for the Company and any Series consists of Class A units, potentially a Class B unit and a Class X unit:

- Class A units

The Class A units of each Series being offered will represent in the aggregate 100% of the members’ capital accounts of each series and an 80% interest in the profits recognized upon any sale of the Underlying Assets of such Series, after deduction of all Administrative Fee and other expenses.

The authorized number of Class A units for each series is limited to the primary offering number plus any units that may be issued to pay for the Administrative Fee or other fees. All Class A units do not provide the investors with any voting rights in the Series other than those detailed in the Company’s Operating Agreement. The Manager controls all other actions as stated in the Company’s Operating Agreement.

- Class B units

The Asset Sellers may receive a Class B unit in a Series if they maintain a certain percentage of ownership in the Underlying Asset by receiving Interests in the Series. The Class B units grants certain custody and other rights to the Asset Sellers, as per the Operating Agreement.

- Class X units

Through the ownership of the Class X unit, all voting rights, except as specified in the Operating Agreement or required by law, remain with the Manager. The Manager manages the ongoing operations of each Series in accordance with the Operating Agreement.

F-11

McQueen Labs Series, LLC

Notes to the Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

The following tables presents the capital contribution and membership units for each class of each Series as of December 31, 2025:

Capital contribution	Class A	Class B	Class X	Total

As of January 1, 2025	$-	$-	$4	$4
Series 001	649,860	-	-	649,860
Series 002	-	-	-	-
Series 003	-	-	-	-
Series 004	-	-	-	-
Series 005	-	-	1	1
As of December 31, 2025	$649,860	$-	$5	$649,865

Membership units	Class A	Class B	Class X	Total

As of January 1, 2025	-	-	4	4
Series 001	32,493	-	-	32,493
Series 002	-	-	-	-
Series 003	-	-	-	-
Series 004	-	-	-	-
Series 005	-	-	1	1
As of December 31, 2025	32,493	-	5	32,498

The following tables presents the capital contribution and membership units for each class of each Series as of December 31, 2024:

Capital contribution	Class A	Class B	Class X	Total

As of April 11, 2024	$-	$-	$-	$-
Series 001	-	-	1	1
Series 002	-	-	1	1
Series 003	-	-	1	1
Series 004	-	-	1	1
As of December 31, 2024	$-	$-	$4	$4

Membership units	Class A	Class B	Class X	Total

As of April 11, 2024	-	-	-	-
Series 001	-	-	1	1
Series 002	-	-	1	1
Series 003	-	-	1	1
Series 004	-	-	1	1
As of December 31, 2024	-	-	4	4

F-12

McQueen Labs Series, LLC

Notes to the Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

Note 8 - Management fee

		2025	2024
			(Nine months)
Series 001	8.1	$34,075	$-
Total management fees		$34,075	$-

8.1 - Represents the management fee charged by McQueen Labs Inc. on the acquisition of a collectible asset, i.e., the 1986 Lamborghini Countach held by Series 001 during the year ended December 31, 2025. Additionally, the manager elected not to charge any administrative fee for Series 001.

Note 9 - Related party transactions

Transactions with related parties	Relationship	2025	2024
			(Nine months)
Capital contributed by McQueen Labs Inc.	Manager	$1	$4

Management fees charged by McQueen Labs Inc.	Manager	$34,075	$-

Promissory note due to Mushman Collectibles and Investment LLC	Wholly owned subsidiary of Manager	$1,015,000	$-

Note 10 - Contingencies and commitments

There were no material contingencies and commitments known as of the date of the Balance Sheet.

Note 11 - Commencement of operations

The Company initiated the launch of Series 003, Series 004, and Series 005 on the McQueen Platform during the year ended December 31, 2025. Series 001 completed its offering and acquired a collectible asset, and Series 005 acquired a collectible asset through a promissory note arrangement. The Company has begun its investment activities; however, no revenue was generated during the years ended December 31, 2025 and 2024.

Note 12 - Subsequent events

The Company evaluated all events and transactions that occurred since December 31, 2025, and through the date of the authorization of the consolidated financial statements.

Subsequent to period end, Series 001 successfully completed the sale of the Lamborghini Countach for gross proceeds of $735,000.

F-13

McQueen Labs Series, LLC

Notes to the Consolidated Financial Statements

For the years ended December 31, 2025 and 2024

Subsequent to period end, Series 004 successfully completed a financing raising gross proceeds of $571,500 through the issuance of 28,575 Class A units. The Company used the cash proceeds and issued an additional 10,761 Class A units to acquire the 2014 Mercedes SLS AMG Black Series and to pay for certain costs. Series 004 subsequently sold the car for gross proceeds of $1,020,000.

Note 13 - List of Series

Series	Legal Name	EIN
Series 001	McQueen Labs Series, LLC - Series 001 - 1986 Lamborghini Countach	99-3132029
Series 002	McQueen Labs Series LLC - Series 002 - 1984 Ferrari 512	99-3225783
Series 003(1)	McQueen Labs Series LLC - Series 003 - 2012 Lexus LFA	99-3181537
Series 004(2)	McQueen Labs Series LLC - Series 004 - 2014 Mercedes Solarbeam	99-5034567
Series 005(3)	McQueen Labs Series LLC - Series 005 - Diablo 6.0 VT	33-3943841

(1)	Has a wholly owned subsidiary Series 003 2012 Lexus LFA Montana LLC.
(2)	Has a wholly owned subsidiary Series 004 2014 Mercedes Solarbeam Montana LLC.
(3)	Has a wholly owned subsidiary Diablo 6.0 VT GT Montana LLC.

F-14

Item 8. Exhibits

Exhibit
No.	Exhibit Description

2.1	Certificate of Formation filed with Delaware Secretary of State on April 11, 2024 (incorporated by reference to Exhibit 2.1 to the Company’s Form 1-A filed on June 11, 2024).

2.2	Operating Agreement (incorporated by reference to Exhibit 2.2 to the Company’s Form 1-A filed on June 11, 2024).

2.3	Form of Series Designation (included in Exhibit 2.2, incorporated by reference to Exhibit 2.3 to the Company’s Form 1-A filed on June 11, 2024).

2.4	Certificate of Registered Series of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach (incorporated by reference to Exhibit 2.4 to the Company’s Form 1-A filed on June 11, 2024).

2.5	Certificate of Registered Series of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 (incorporated by reference to Exhibit 2.5 to the Company’s Form 1-A filed on June 11, 2024).

2.6	Amended and Restated Certificate of Registered Series of McQueen Labs Series LLC - Series 003 2012 Lexus LFA (incorporated by reference to Exhibit 2.6 to the Company’s Form 1-A filed on June 11, 2024).

2.7	Amended and Restated Certificate of Registered Series of McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach (incorporated by reference to Appendix A to the Company’s Form 253G2 POS filed on October 24, 2024).

2.8	Amended and Restated Certificate of Registered Series of McQueen Labs Series LLC - Series 002 1984 Ferrari 512 (incorporated by reference to Appendix A to the Company’s Form 253G2 POS filed on October 24, 2024).

2.9	Amended and Restated Certificate of Registered Series of McQueen Labs Series LLC - Series 003 2012 Lexus LFA (incorporated by reference to Appendix A to the Company’s Form 253G2 POS filed on October 24, 2024).

2.10	Certificate of Registered Series of McQueen Labs Series LLC - Series 004 – 2014 Mercedes Solarbeam (incorporated by reference to Exhibit 2.10 to the Company’s Form 1-A POS filed on December 12, 2024).

2.11	Certificate of Registered Series of McQueen Labs Series LLC - Series 005 – Diablo 6.0 VT GT (incorporated by reference to Exhibit 2.11 to the Company’s Form 1-A POS filed on April 10, 2025).

4.1	Form of Subscription Agreement for Regulation A Offering (incorporated by reference to Exhibit 4.1 to the Company’s Form 1-A/A filed on July 17, 2024).

6.1	Asset Purchase Agreement for McQueen Labs Series LLC - Series 001 1986 Lamborghini Countach (incorporated by reference to Exhibit 6.1 to the Company’s Form 1-A filed on June 11, 2024). #

6.2	Asset Purchase Agreement for McQueen Labs Series LLC - Series 002 1984 Ferrari 512 (incorporated by reference to Exhibit 6.2 to the Company’s Form 1-A filed on June 11, 2024). #

6.3	Asset Purchase Agreement for McQueen Labs Series LLC - Series 003 2012 Lexus LFA (incorporated by reference to Exhibit 6.3 to the Company’s Form 1-A filed on June 11, 2024). #

6.4	Amendment to Asset Purchase Agreement for McQueen Labs Series LLC - Series 003 2012 Lexus LFA and Series – 003 – 2012 Lexus LFA – Montana LLC (incorporated by reference to Exhibit 6.4 to the Company’s Form 1-A POS filed on December 12, 2024).

6.5	Asset Purchase Agreement for McQueen Labs Series LLC - Series004 – 2014 Mercedes Solarbeam and Series–004–2014 Mercedes Solarbeam – Montana LLC (incorporated by reference to Exhibit 6.5 to the Company’s Form 1-A POS filed on December 12, 2024).#

6.6	Form of Membership Interest Purchase Agreement (incorporated by reference to Exhibit 6.6 to the Company’s Form 1-A POS filed on April 10, 2025).#

6.7	Membership Interest Purchase Agreement for McQueen Labs Series LLC – Series 005 – Diablo 6.0 VT GT – Diablo 6.0 VT GT – Montana LLC (incorporated by reference to Exhibit 6.7 to the Company’s Form 1-A POS filed on April 10, 2025).#

6.8	Asset Purchase Agreement for Art (incorporated by reference to Exhibit 6.4 to the Company’s Form 1-A/A filed on July 17, 2024).

6.9	Motor Vehicle Bill of Sale for 1986 Lamborghini Countach (incorporated by reference Exhibit 6.1 to the Company’s Form 1-U filed on September 25, 2025).

6.10	Motor Vehicle Bill of Sale for 2014 Mercedes Solarbeam (incorporated by reference Exhibit 6.1 to the Company’s Form 1-U filed on March 31, 2026).

#Certain confidential portions (indicated by brackets and asterisks) of this exhibit have been omitted from this exhibit

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SIGNATURES

Pursuant to the requirements of Regulation A, Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

McQueen Labs Series, LLC
Dated: April 22, 2026
	By:	McQueen Labs Inc., Manager

	By:	/s/ Curtis D. Hopkins
	Name:	Curtis D. Hopkins
	Title:	Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

	Name	Title

Dated: April 22, 2026	/s/ Curtis D. Hopkins	Chief Executive Officer
	Curtis D. Hopkins	(Principal Executive Officer)

Dated: April 22, 2026	/s/ Jonathan Held	Chief Financial Officer
	Jonathan Held	(Principal Financial Officer and Principal Accounting Officer)

Dated: April 22, 2026	McQueen Labs Inc., Manager

	By:	/s/ Curtis D. Hopkins
	Name:	Curtis D. Hopkins
	Title:	Chief Executive Officer

74